UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

_____________________

FORM S-1

Amendment No. 1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

______________________

ZANDER THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Nevada	7389	47-4321638
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer Identification Number)
incorporation or organization)	Classification Code Number)

   _______________________

4700 Spring Street, Suite 304, La Mesa, California, 91942

(619) 702-1404

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

     ________________________

Attn: David R. Koos

Chief Executive Officer

Zander Therapeutics, Inc .

4700 Spring Street, Suite 304

La Mesa, CA 91942

Tel: 619-702-1404

(Name, address, including zip code, and telephone number, including area code, of agent for service)

   _________________________

Copies to:

Law Offices of William Aul

7676 Hazard Drive

Suite 500

San Diego, CA 92108

Tel: 619 497 2555

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CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Share(1)	Proposed Maximum Aggregate Offering Price(1)	Aggregate Amount of Registration Fee(1)
Common Stock, par value $0.0001 per share	3,000,000	$0.0001	$300	$0.35

We are registering 3,000,000 shares of our common stock that will be distributed by Entest Biomedical, Inc. as a dividend in kind on a pro rata basis to:

(a)	Holders of the outstanding common shares of Entest Biomedical, Inc., a Nevada corporation, as of the record date

(b)	Holders of any outstanding series of the preferred shares of Entest Biomedical, Inc., a Nevada corporation, as of the record date

1) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rules 457(f) under the Act.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicated by check mark whether the Registrant is large accelerated filer, an accelerated filer, a non-accelerated filer or a small reporting company as defined in Rule 12b-2 of the Securities Exchange Act of 1934.  (Check one unless a smaller reporting company.)

Large Accelerated Filer	☐	Accelerated Filer	☐
Non-accelerated Filer	☐	Smaller Reporting Company	☒

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file an amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

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The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the U.S. Securities and Exchange Commission (“SEC”) is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PROSPECTUS

DATED ____, 2018

ZANDER THERAPEUTICS, INC.

3,000,000 Shares of Common Stock

You may only rely on the information contained in this prospectus or that we have referred you to. We have not authorized anyone to provide you with different information. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the common stock offered by this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any common stock in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this prospectus nor any sale made in connection with this prospectus shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus is correct as of any time after its date.

We are furnishing this prospectus to the common and preferred shareholders of Entest Biomedical, Inc. a Nevada corporation. This prospectus relates to the distribution on a pro rata basis as a dividend in kind of 3,000,000 of our common shares, par value $0.0001, currently owned by Entest Biomedical, Inc (“ENTB”) to:

(a)	Holders of record of the outstanding common shares of ENTB as of the record date

(b)	Holders of record of the shares of any outstanding series of the preferred shares of ENTB as of the record date.

Shareholders of ENTB will receive a proportionate allocation of the shares to be distributed in relation to the total number of common and or/preferred shares to which they are shareholders of record as of the record date. The record date is anticipated to be the date that the registration statement on Form S-1 of which this prospectus forms a part is declared effective by the United States Securities and Exchange Commission (“Record Date”). The distribution of the 3,000,000 common shares of Zander Therapeutics, Inc. to the common and preferred shareholders of ENTB will occur ___ days after the Record Date (“Distribution Date”). No fractional shares will be distributed. Where the distribution to the shareholder would result in a fractional share, that distribution will be rounded down to the nearest whole share amount. As of the date of this document, no public market exists for the common shares of Zander Therapeutics, Inc.

We anticipate applying for trading of our common stock on the over the counter bulletin board (OTC BB) or the OTCQB Tier operated by OTC Markets Group , however, we can provide no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize. The distribution is not conditioned on a public market materializing for our common shares.

We are considered an “Emerging Growth Company” under Section 101(a) of the Jumpstart Our Business Startups Act as we are an issuer that had total annual gross revenues of less than $1 billion during our most recently completed fiscal year.

This investment involves a high degree of risk. You should purchase shares only if you can afford a complete loss. See “Risk Factors” beginning on page 6.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is____, 2018.

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PROSPECTUS SUMMARY

This summary highlights certain information contained elsewhere in this prospectus. Because it is a summary, it may not contain all of the information that is important to you. Before investing in our common stock, you should read this entire prospectus carefully, especially the sections entitled “Risk Factors” beginning on page 8 and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” beginning on page 43 , as well our financial statements and related notes included elsewhere in this prospectus. In this prospectus, the terms “Zander Therapeutics, Inc” “Zander ” “Company,” “we,” “us” and “our” refer to Zander Therapeutics , Inc.. In this prospectus, the terms “Entest Biomedical” “Entest” and “ENTB” refer to Entest Biomedical, Inc.

About Us

We were incorporated June 18, 2015 under the laws of the State of Nevada. We are a majority owned subsidiary of Entest Biomedical, Inc, a Nevada corporation. We intend to engage primarily in the development and commercialization of veterinary medical therapies which we intend to license from other entities as well as develop internally. As of December 15, 2017, we have not licensed, developed or commercialized any existing veterinary medical therapies, however we have licensed intellectual properties from Regen Biopharma, Inc., a company under common control with us, and these intellectual properties comprise the therapeutic concept behind ZAN-100 and ZAN-200, two therapies in early stage development by the Company.

NR2F6

Both of Zander’s products under development will operate through either inhibition or activation by small (low molecular weight) molecules of the nuclear receptor NR2F6. Nuclear receptors are a class of proteins found within cells that are responsible for sensing certain other molecules. In response, these receptors work with other proteins to regulate the expression of specific genes.

ZAN-100

ZAN-100 is intended to be a veterinary cancer therapy. In the opinion of the Company, the studies performed by Hermann-Kleiter et al. (The Nuclear Orphan Receptor NR2F6 Is a Central Checkpoint for Cancer Immune Surveillance. Cell Reports 12, 2072–2085 (2015)) demonstrate that the inhibition of NR2F6 in T cells may yield anti-cancer benefits in small animals. The studies indicate that, in the presence of NR2F6, T cell activation is limited within the tumor microenvironment. The Company believes that inhibition of NR2F6 removes a barrier to the animal’s own immune system’s ability to attack cancer cells. ZAN-100 is intended to be a small molecule therapy whose mode of action will be the inhibition of NR2F6.

High throughput screening assays conducted for Regen Biopharma, Inc. (the licensor of the intellectual property which forms the basis for the Company’s products in development) between July and September of 2016 on thirty thousand compounds yielded four newly discovered small molecule compounds which (a) can bind to the relevant structure in a cellular system and (b) show evidence of the ability to modulate the effects of NR2F6.

ZAN-200

ZAN-200 is intended to be a veterinary arthritis therapy. Rheumatoid arthritis is an immune-mediated disease. This means it is caused by an overreaction of the immune system. In rheumatoid arthritis, the body mistakes some of its own protein for foreign protein. It then makes antibodies against its own protein. In the opinion of the Company, suppression of the immune system through activation of NR2F6 in those immune cells would be an effective therapy. ZAN-200 is intended to operate by activating NR2F6 in the animals’ immune cells.

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Ex-vivo assays were performed using immune cells from five dog blood samples. Data derived from those tests demonstrated the ZAN-200 may inhibit T cell activation and production of cytokines, particularly IL-17 and IL-2. IL-17 and IL-2 have been shown to create inflammatory responses leading to arthritic conditions.

We have filed applications with the United States Patent and Trademark Office for patent protection with respect to internally developed intellectual property covering our products in development. As of December 15, 2017 no patent protection has been granted to any intellectual property developed by Zander.

We generated net losses of $679,188 during the period from June 18, 2015 (inception) through September 30, 2017. This condition raises substantial doubt about our ability to continue as a going concern. Our continuation as a going concern is dependent on our ability to meet our obligations, to obtain additional financing as may be required and ultimately to attain profitability. Our auditor's report dated September 5, 2017 expressed substantial doubt about our ability to continue as a going concern.

As of September 30, 2017 we had $ 53,833  cash on hand and current liabilities of $206,670 .We feel we will not be able to satisfy our cash requirements over the next twelve months and shall be required to seek additional financing. We currently plan to raise additional funds primarily by offering securities for cash. Management has yet to decide what type of offering the Company will use or how much capital the Company will raise. There is no guarantee that the Company will be able to raise any capital through any type of offerings.

For the period beginning on June 23, 2015 and ending on December 15, 2017 the Company’s activities have been primarily focused upon the development and undertaking of preclinical research with regard to the development of therapies related to inhibition or activation of NR2F6.

The Company estimates that it will require $1,500,000 to complete medicinal chemistry studies with regards to the Company’s products in development. Medicinal chemistry is the process by which trained chemists modify a starting compound (called a parent compound) in an effort to optimize its characteristics such as binding affinity and toxicity profile. The Company estimates that it will require an additional require an additional $1,500,000 to complete pre-clinical studies with regards to the Company’s products in development. Pre-clinical studies refer to detailed cellular and animal studies that measure the toxic effects of the drug, how long it stays in the blood stream, efficacy, where it goes in the body and the best way to formulate and deliver the drug. The Company estimates that it will require a further additional $2,000,000 to complete studies required in order that Investigational New Animal Drug (INAD) Applications may be submitted to the United States Food and Drug Administration (FDA) with regards to the Company’s products in development. INAD-enabling studies include using the drug in its final commercial manufactured form in the target animals of interest to show efficacy in the field and to look for toxicity.

The foregoing statements that are not historical facts, including statements about Zander’s plans, beliefs or expectations, are forward-looking statements. These statements are based on plans, estimates and projections at the time Zander made the original statement, and you should not place undue reliance on them as these plans, estimates and projections may be subject to change. Forward-looking statements involve inherent risks and uncertainties and Zander cautions you that a number of important factors could cause actual results to differ materially from those contained in any such forward-looking statement.

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ABOUT THIS OFFERING

Shares Issued	ENTB will issue to all ENTB common and preferred shareholders of record on the Record Date a pro rata distribution of 3,000,000 common shares of Zander Therapeutics, Inc., Inc. owned by ENTB. No fractional shares will be distributed. Where the distribution to the shareholder would result in a fractional share, that distribution will be rounded down to the nearest whole share amount.

Distribution Date	____ days after the Record Date.

Certain U.S. Federal Income Tax Consequences of the Distribution	Herman Pettegrove, attorney at law, who acted as special legal counsel to the Company in regards to this distribution, opined that no gain or loss will be recognized by, or be includable in the income of, a U.S. Holder as a result of the Distribution; The aggregate tax basis of the Shares distributed and Entest securities held by each U.S. Holder immediately after the Distribution will be the same as the aggregate tax basis of the Entest securities held by the U.S. Holder immediately before the Distribution, allocated between the Shares and the Entest securities in proportion to their relative fair market values on the date of the Distribution. Distributes should consult with a tax professional with regards to the tax impact of this distribution ( See page 17)

Secondary Market	There is currently no existing public market for the common shares of the Company

Dividend Policy	The Company does not anticipate payment of dividends to shareholders in the foreseeable future.

Appraisal Rights	Holders of ENTB common and preferred shares have no dissenters’ rights of appraisal in connection with this distribution of the Company’s common shares.

Reason for the Distribution	It is hoped that the distribution will establish the Company as an independent publicly traded corporation, which we believe will meaningfully enhance its industry market perception, provide greater growth opportunities for us, and provide us with greater opportunities to pursue financing of our operations.

Relationship between ENTB and the Company subsequent to the Distribution.

ENTB will own approximately 37.01% of the outstanding shares of the Company following the distribution. The sole officer and director of ENTB, David Koos will also be Chairman, CEO and sole director of the Company following the distribution.

ENTB and Management of the Company combined will control approximately 54% of the voting power of the Company following the distribution.

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SUMMARY FINANCIAL AND OPERATING INFORMATION

The following selected financial information is derived from our Financial Statements appearing elsewhere in this Prospectus and should be read in conjunction with our Financial Statements, including the notes thereto, appearing elsewhere in this Prospectus.

As of September 30, 2017
Selected Balance Sheet Information:
Cash	$53,833
Current assets	$53,879
Total Assets	$53,879

Current liabilities	$206,670
Total liabilities	$206,670
Total stockholders' equity (deficit)	$(152,791)

	For the Quarter ended September 30, 2017	For the Quarter Ended September 30, 2016
Selected Statement of Operations Information:
Revenues	$0	0
Gross profit	0	0
Total operating expenses	94,971	28,113
Operating income (loss)	(94,971)	(28,113)
Net income (loss) to common shareholders	$(99,803)	$(28,113)

Basis and diluted earnings (loss) per common share	$(0.28)	$(28,113)
Weighted average common shares outstanding basic and diluted	3,548,660	1

As of
June 30, 2017 (as restated)
Selected Balance Sheet Information:
Cash	$96,005
Current assets	$96,005
Total Assets	$96,005

Current liabilities	$224,838
Total liabilities	$224,838
Total stockholders' equity (deficit)	$(128,833)

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	For the Year ended June 30, 2017 (as restated)	For the Year Ended June 30, 2016 (as restated)
Selected Statement of Operations Information:
Revenues	$0	0
Gross profit	0	0
Total operating expenses	357,336	114,437
Operating income (loss)	(357,336)	(114,437)
Net income (loss) to common shareholders	$(360,085)	$(114,437)

Basis and diluted earnings (loss) per common share	$(0.361)	$(114,437)

Weighted average common shares outstanding basic and diluted	996,297	1

EXEMPTIONS UNDER JUMPSTART OUR BUSINESS STARTUPS ACT

As a company with less than $1.0 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart our Business Startups Act of 2012, or the JOBS Act.

An emerging growth company may take advantage of specified reduced reporting requirements and is relieved of certain other significant requirements that are otherwise generally applicable to public companies. As an emerging growth company:

•	we are permitted to present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations;
•	we are exempt from the requirement to obtain an attestation and report from our auditors on the assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002;
•	we are permitted to provide less extensive disclosure about our executive compensation arrangements; and
•	we are not required to give our stockholders non-binding advisory votes on executive compensation or golden parachute arrangements.

We may take advantage of these provisions for up to five years subsequent to the effective date of this registration statement or such earlier time that we are no longer an emerging growth company. We will cease to be an emerging growth company upon the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (ii) December 31 of the fiscal year that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, or the Exchange Act, which would occur if the market value of our common stock held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter and we have been publicly reporting for at least 12 months or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three-year period.

We hereby elect to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(1).

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RISK FACTORS

An investment in our common stock involves a high degree of risk.  You should carefully consider the risks described below as well as other information provided to you in this prospectus, including information in the section of this document entitled “Information Regarding Forward Looking Statements.”  If any of the following risks actually occur, our business, financial condition or results of operations could be materially adversely affected, the value of our common stock could decline, and you may lose all or part of your investment. The following discussion and analysis should be read in conjunction with the other financial information and consolidated financial statements and related notes appearing in this prospectus.

Risks Related to our Business:

WE HAVE A LIMITED OPERATING HISTORY UPON WHICH AN EVALUATION OF OUR PROSPECTS CAN BE MADE.

The Company was incorporated June 18, 2015 and has only been pursuing its current business plan since June 23, 2015. The Company has never generated positive cash flow from operations. Due to the early stage of our development, limited financial and other historical data is available for investors to evaluate whether we will be able to fulfill our business strategy and plans.  Further, financial and other limitations may force us to modify, alter, or significantly delay the implementation of such plans.   We may incur substantial losses in the future, making it extremely difficult to implement our business plans and strategies and sustain our then current level of operations.  Furthermore, no assurances can be given that our strategy will result in an improvement in operating results or that our operations will become profitable.

THERE IS SUBSTANTIAL DOUBT ABOUT THE COMPANY’S ABILITY TO CONTINUE AS A GOING CONCERN.

Our auditor’s report dated September 5, 2017 expresses an opinion that substantial doubt exists as to whether we can continue as an ongoing concern.  Because obtaining investment capital in not certain, we may not have the funds necessary to continue our operations.   Our ability to meet our operating needs depends in large part on our ability to secure third party financing.  We cannot provide any assurances that we will be able to obtain financing.

THE COMPANY DOES NOT CURRENTLY OWN OR OPERATE ANY LABORATORY OR MANUFACTURING FACILITIES, THE COMPANY CAN PROVIDE NO ASSURANCE THAT THE USAGE OF SUCH FACILITIES CAN BE OBTAINED ON TERMS FAVORABLE TO THE COMPANY

The Company does not currently own or operate any laboratory or manufacturing facilities. As a result, we may outsource certain functions, tests and services to Contract Research Organizations (“CROs”), veterinary institutions and collaborators as well as outsourcing manufacturing to collaborators and/or contract manufacturers. We may also engage a CRO to run all aspects of a clinical trial on our behalf. There is no assurance that such individuals or organizations will be able to provide the functions, tests, or services as agreed upon or in a quality fashion or on terms favorable to the Company. Any failure to do so could cause us to suffer significant delays in the development of our products.

WE ARE IN THE EARLY STAGES OF DEVELOPING OUR PRODUCTS, THE EFFECTIVENESS OF WHICH ARE UNPROVEN.

The Company is currently in the early stage of developing ZAN-100 and ZAN-200. No assurance can be given that either ZAN-100 or ZAN-200 will prove effective for their intended purpose.

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WE ARE RELIANT ON REGEN BIOPHARMA, INC. WITH REGARD TO THE PROSECUTION OF RIGHTS TO PATENTS, PATENT APPLICATIONS, KNOW-HOW AND OTHER INTELLECTUAL PROPERTY RELATING TO INTELLECTUAL PROPERTY TO WHICH WE HAVE BEEN GRANTED AN EXCLUSIVE WORLDWIDE RIGHT AND LICENSE TO DEVELOP AND COMMERCIALIZE FOR NON-HUMAN VETERINARY THERAPEUTIC USE (“REGEN LICENSE”).

Pursuant to the agreement between the Company and Regen Biopharma, Inc (“Regen”) for the grant of the Regen License; Regen shall have the right and the obligation to prosecute all Patents included within the Regen License at its cost and expense. Regen has sole responsibility and control of legal action relating to claims of infringement with respect to intellectual property licensed to Zander pursuant to the Regen License. If Regen fails to adequately maintain, prosecute or protect these intellectual property rights our business and prospects could suffer substantial harm.

WE WILL NEED TO RAISE ADDITIONAL CAPITAL TO CARRY OUT OUR BUSINESS PLAN.

To date, the Company’s operations have not generated cash flow sufficient to fund our capital requirements and there can be no assurance given that the Company’s operations will do so in the future. To date, the Company has generated no cash flow from operations and there can be no assurance given that the Company’s operations will do so in the future. As of November 30, 2017 the Company has cash of $827,104 which is sufficient to enable the Company to operate over the subsequent six months. There is no guarantee that we will be able to access additional capital at rates and on terms which are attractive to us, if at all.  Without the additional funding needed to fund our growth we may not be able to grow as planned.

WE RELY ON HIGHLY SKILLED PERSONNEL AND, IF WE ARE UNABLE TO RETAIN OR MOTIVATE KEY PERSONNEL OR HIRE QUALIFIED PERSONNEL, WE MAY NOT BE ABLE TO GROW EFFECTIVELY.

Our performance largely depends on the talents and efforts of highly skilled individuals. Competition in our industry for qualified employees is intense.  In addition, our compensation arrangements may not always be successful in attracting new employees and retaining and motivating our existing employees.  Our continued ability to compete effectively depends on our ability to attract new employees and to retain and motivate our existing employees.

THE COMPANY DOES NOT MAINTAIN CERTAIN INSURANCE, INCLUDING ERRORS AND OMISSIONS INSURANCE.

The Company has limited capital and, therefore, does not currently have a policy of insurance against liabilities arising out of the negligence of its officers and directors and/or deficiencies in any of its business operations.  Even assuming that the Company obtained insurance, there is no assurance that such insurance coverage would be adequate to satisfy any potential claims made against the Company, its officers and directors, or its business operations or products.  Any such liability which might arise could be substantial and may exceed the assets of the Company.

IN THE FUTURE WE MAY BE SUBJECT TO INTELLECTUAL PROPERTY RIGHTS CLAIMS, WHICH ARE COSTLY TO DEFEND, COULD REQUIRE US TO PAY DAMAGES AND COULD LIMIT OUR ABILITY TO SELL SOME OF OUR PRODUCTS.

Although we have not been subject to any intellectual property litigation or infringement claims, we may be in the future, which could cause us to incur significant expenses to defend such claims, divert management’s attention or prevent us from manufacturing, selling or using some aspect of our products.  If we chose or are forced to settle such claims, we may be required to pay for a license to certain rights, paying royalties on both a retrospective and prospective basis, and/or cease our manufacturing and sale of certain products that are alleged to be infringing.  Future infringement claims against us by third parties may adversely impact our business, financial condition and results of operations.

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WE ARE SUBJECT TO NUMEROUS LAWS AND REGULATIONS, FAILURE TO COMPLY WITH THOSE LAWS AND REGULATIONS MAY ADVERSELY IMPACT OUR BUSINESS.

In the United States, new animal drugs must be approved by the United States Food and Drug Administration (FDA) before being sold and marketed to the public. Zander will be required to obtain approval from the FDA in order to market and sell ZAN-100, ZAN-200 or any new animal drug product which the Company may develop. The new animal drug approval process is complicated. Before a new animal drug may receive FDA approval, the sponsor must establish that the new animal drug is safe and effective. Drug sponsors must submit a New Animal Drug Application (NADA) along with supporting data, including all adverse effects associated with the drug's use. The NADA must also include information on the drug's chemistry; composition and component ingredients; manufacturing methods, facilities, and controls; proposed labeling; analytical methods for residue detection and analysis if applicable; an environmental assessment; and other information. The sponsor of a new animal drug is responsible for submitting all appropriate data to establish effectiveness and safety. If the drug product is intended for use in a food-producing animal, residues in food products must also be established as safe for human consumption. FDA review of the NADA submitted by drug sponsors is extremely detailed and comprehensive. No assurance may be given that ZAN-100, ZAN-200 or any new animal drug product which the Company may develop will be approved by the FDA to be marketed and sold. Regulatory authorities in countries outside of the United States and Europe also have requirements for approval of veterinary drug candidates with which we must comply prior to marketing in those countries. Obtaining regulatory approval for marketing of a product candidate in one country does not ensure that we will be able to obtain regulatory approval in any other country

NO APPROVAL HAS BEEN GRANTED BY THE FDA FOR THE MARKETING AND SALE OF ZAN-100

A New Animal Drug Application for ZAN-100 has not been submitted to the FDA. No approval has been granted by the FDA for the marketing and sale of ZAN-100.

NO APPROVAL HAS BEEN GRANTED BY THE FDA FOR THE MARKETING AND SALE OF ZAN-200

A New Animal Drug Application for ZAN-200 has not been submitted to the FDA. No approval has been granted by the FDA for the marketing and sale of ZAN-200.

THE COMPANY CAN PROVIDE NO ASSURANCE THAT IT WILL BE ABLE TO SELL OR LICENSE ANY PRODUCT UNDER DEVELOPMENT OR WHICH WE MAY DEVELOP IN THE FUTURE.

We can provide no assurance that the Company will be able to sell or license any product which we may develop or that, if such product is sold or licensed, such sale or license will be on terms favorable to the Company.

WE HAVE NOT OBTAINED PATENT PROTECTION FOR OUR INTELLECTUAL PROPERTY.

The Company has not obtained patent protection on any of its intellectual property.  Although the Company plans on attempting to obtain patents on its products and services, there can be no assurance that the Company can obtain effective protection against unauthorized duplication or the introduction of substantially similar products.

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LIABILITY OF DIRECTORS FOR BREACH OF DUTY OF CARE IS LIMITED. OUR BYLAWS INDEMNIFY MEMBERS OF OUR BOARD OF DIRECTORS, OUR OFFICERS, EMPLOYEES, AND AGENTS AND PERSONS WHO FORMERLY HELD SUCH POSITIONS, AND THE LEGAL REPRESENTATIVES OF ANY OF THEM, TO THE FULLEST EXTENT LEGALLY PERMISSIBLE UNDER THE GENERAL CORPORATION LAW OF THE STATE OF NEVADA AGAINST ANY OR ALL EXPENSE, LIABILITY AND LOSS REASONABLY INCURRED IN DEFENDING A CIVIL OR CRIMINAL ACTION, SUIT OR PROCEEDING TO WHICH ANY SUCH PERSON SHALL HAVE BECOME SUBJECT BY REASON OF HIS HAVING HELD SUCH A POSITION OR HAVING ALLEGEDLY TAKEN OR OMITTED TO TAKE ANY ACTION IN CONNECTION WITH SUCH POSITION.

According to Nevada law (NRS 78.138(7)), all Nevada corporations limit the liability of directors and officers, including acts not in good faith. Our stockholders’ ability to recover damages for fiduciary breaches may be reduced by this statute. In addition our Bylaws indemnify members of the board of directors, our officers, employees, and agents and persons who formerly held such positions, and the legal representatives of any of them, to the fullest extent legally permissible under the general corporation law of the state of Nevada against any or all expense, liability and loss reasonably incurred in defending a civil or criminal action, suit or proceeding to which any such person shall have become subject by reason of his having held such a position or having allegedly taken or omitted to take any action in connection with such position.

THE REPORTING REQUIREMENTS OF BEING AN INDEPENDENT PUBLIC COMPANY WILL INCREASE OUR OVERALL OPERATING COSTS AND SUBJECT US TO INCREASED REGULATORY RISK.

As an independent public company, we will be subject to the reporting requirements of the Securities and Exchange Act of 1934 and the Sarbanes-Oxley Act of 2002. The various financial reporting, legal, corporate governance and other obligations associated with being an independent public company require us to incur significant expenditures and place additional demands on our management, administrative, operational, and finance resources. If we are unable to comply with these requirements in a timely and effective manner, we and/or our executive officers may be subject to sanctions by the United States Securities and Exchange Commission and our ability to raise additional funds in the future maybe impaired and ultimately affect our business.

OUR OFFICERS AND DIRECTOR SERVE IN SIMILAR CAPACITIES WITH OTHER ORGANIZATIONS WHICH PRESENTS POSSIBLE TIME CONFLICTS.

David R. Koos our Chairman of the Board of Directors, Chief Executive Officer, Secretary and Treasurer also concurrently serves as the sole officer and director of Entest Biomedical Inc., the sole officer and director of Bio Matrix Scientific Group, Inc. and as a Director and Chief Executive Officer of Regen Biopharma, Inc. Todd Caven, our Chief Financial Officer, also concurrently serves as Chief Financial Officer of Regen Biopharma, Inc and serves in an executive capacity at Rock Ridge Enterprises LLC and Saguaro Capital Partner LLC. Harry Lander, our president and Chief Scientific Officer serves in equivalent positions at Regen Biopharma, Inc.

Risks Related to an Investment in Our Common Stock

WE DO NOT PLANT TO PAY CASH DIVIDENDS IN THE FORESEEABLE FUTURE.

We currently intend to retain all future earnings for use in the operation and expansion of our business. We do not intend to pay any cash dividends in the foreseeable future. Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless they sell them.  There is no assurance that stockholders will be able to sell shares when desired.

NO PUBLIC MARKET CURRENTLY EXISTS FOR SHARES OF OUR COMMON STOCK, NOR MAY A PUBLIC MARKET EVER EXIST AND OUR SHARES ARE ILLIQUID.

There is currently no public market for our securities and you may not be able to liquidate your investment since there is no assurance that a public market will develop for our common stock or that our common stock will ever be approved for trading on a recognized exchange. Our shares are not and have not been listed or quoted on any exchange or quotation system.

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“PENNY STOCK” RULES MAY MAKE BUYING OR SELLING OUR COMMON STOCK DIFFICULT.

Trading in our securities, should a public market develop, will most likely be subject to the “penny stock” rules. The SEC has adopted regulations that generally define a penny stock to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. These rules require that any broker-dealer who recommends our securities to persons other than prior customers and accredited investors, must, prior to the sale, make a special written suitability determination for the purchaser and receive the purchaser’s written agreement to execute the transaction. Unless an exception is available, the regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the risks associated with trading in the penny stock market. In addition, broker-dealers must disclose commissions payable to both the broker-dealer and the registered representative and current quotations for the securities they offer. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our securities, which could severely limit the market price and liquidity of our securities. Broker-dealers who sell penny stocks to certain types of investors are required to comply with the Commission’s regulations concerning the transfer of penny stocks. These regulations require broker- dealers to:

•	Make a suitability determination prior to selling a penny stock to the purchaser;
•	Receive the purchaser’s written consent to the transaction; and
•	Provide certain written disclosures to the purchaser.

These requirements may restrict the ability of broker-dealers to sell our common stock and may affect your ability to resell our common stock.

CONCENTRATED CONTROL RISKS; SHAREHOLDERS COULD BE UNABLE TO CONTROL OR INFLUENCE KEY CORPORATE ACTIONS OR EFFECT CHANGES IN THE COMPANY’S BOARD OF DIRECTORS OR MANAGEMENT

Subsequent to the distribution of 3,000,000 of the Company’s common shares to common and preferred shareholders of ENTB, management of the Company and ENTB shall own 6,500,000 Series M Preferred shares of the Company as of September 15, 2017. David Koos, the Chairman and Chief Executive Officer of the Company, is also the sole officer and director of ENTB and shall have voting control over Series M Preferred shares owned by ENTB. In addition, David Koos will own 200 shares of the Company’s Series AA Preferred stock as of September 15, 2017. Each holder of Series AA Preferred Stock is entitled to cast that number of votes which is equivalent to the number of shares of Series AA Preferred Stock owned by such a holder times ten thousand. Collectively, management shall control 54.8% of the voting power of the Company. Management therefore has the power to make many major decisions regarding our affairs, including decisions regarding whether or not to issue stock and for what consideration. Investors in this offering will have limited control over matters requiring approval by our security holders, including the election of directors, whether or not to sell all or substantially all of our assets and for what consideration and whether or not to authorize more stock for issuance or otherwise amend our charter or bylaws.

BECAUSE WE HAVE ELECTED TO DEFER COMPLIANCE WITH NEW OR REVISED ACCOUNTING STANDARDS PURSUANT TO SECTION 102(b)(1) OF THE JOBS ACT OUR FINANCIAL STATEMENT DISCLOSURE MAY NOT BE COMPARABLE TO SIMILAR COMPANIES.

We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(1) of the JOBS Act. This allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of our election, our financial statements may not be comparable to companies that comply with public company effective dates. .

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FUTURE ISSUANCE OF SECURITIES MAY HAVE A DILUTING FACTOR ON EXISTING AND FUTURE SHAREHOLDERS.

The Company plans to meet cash needs through selling its securities for cash. The issuance of any additional shares of common stock or convertible securities in a subsequent offering could be substantially dilutive to stockholders of our common stock. Dilution is the difference between what you pay for your stock and the net tangible book value per share immediately after the additional shares are sold by us. Holders of our shares of common stock have no preemptive rights as a matter of law that entitle them to purchase their pro-rata share of any offering or shares of any class or series. The market price of our common stock could decline as a result of additional sales of shares of our common stock or the perception that such sales could occur.

FORWARD LOOKING STATEMENTS

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS AND OTHER INFORMATION CONTAINED IN THIS PROSPECTUS

This prospectus contains forward-looking statements. Forward-looking statements give our current expectations or forecasts of future events. You can identify these statements by the fact that they do not relate strictly to historical or current facts. Forward-looking statements involve risks and uncertainties. Forward-looking statements include statements regarding, among other things, (a) our projected sales, profitability, and cash flows, (b) our growth strategies, (c) anticipated trends in our industries, (d) our future financing plans and (e) our anticipated needs for working capital. They are generally identifiable by use of the words “may,” “will,” “should,” “anticipate,” “estimate,” “plans,” “potential,” “projects,” “continuing,” “ongoing,” “expects,” “management believes,” “we believe,” “we intend” or the negative of these words or other variations on these words or comparable terminology. These statements may be found under “Management's Discussion and Analysis of Financial Condition and Results of Operations” and “Business,” as well as in this prospectus generally. In particular, these include statements relating to future actions, prospective products or product approvals, future performance or results of current and anticipated products, sales efforts, expenses, the outcome of contingencies such as legal proceedings, and financial results.

Any or all of our forward-looking statements in this report may turn out to be inaccurate. They can be affected by inaccurate assumptions we might make or by known or unknown risks or uncertainties. Consequently, no forward-looking statement can be guaranteed. Actual future results may vary materially as a result of various factors, including, without limitation, the risks outlined under “Risk Factors” and matters described in this prospectus generally. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this filing will in fact occur. You should not place undue reliance on these forward-looking statements.

The forward-looking statements speak only as of the date on which they are made, and, except to the extent required by federal securities laws, we undertake no obligation to publicly update any forward-looking statements, whether as the result of new information, future events, or otherwise.

USE OF PROCEEDS

We will not receive any proceeds from the distribution of our common stock.

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DETERMINATION OF OFFERING PRICE

No consideration will be paid for the shares of common stock distributed in the spin-off.  The proposed offering price of the common shares to which this registration statement pertains is $0.0001 and has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(f) of the Securities Act of 1933, on the basis of the book value of such securities computed as of the latest practicable date prior to the date of filing the registration statement

DILUTION

We have determined that there is no substantial disparity between the public offering price and the effective cash cost to officers, directors, promoters and affiliated persons of common equity in the Company acquired by them in transactions during the past five years, or which they have the right to acquire.

DISTRIBUTING SECURITY HOLDER

We are furnishing this prospectus to the common and preferred shareholders of Entest Biomedical, Inc. a Nevada corporation. This prospectus relates to the distribution on a pro rata basis as a dividend in kind of 3,000,000 of our common shares, par value $0.0001, currently owned by Entest Biomedical, Inc (“ENTB”) to:

(a)	Holders of record of the outstanding common shares of ENTB as of the record date
(b)	Holders of record of the shares of any outstanding series of the preferred shares of ENTB as of the record date.

Shareholders of ENTB will receive a proportionate allocation of the shares to be distributed in relation to the total number of common and or/preferred shares to which they are shareholders of record as of the record date ( fractional shares will be rounded down to the nearest whole share). The record date is anticipated to be the date that the registration statement on Form S-1 of which this prospectus forms a part is declared effective by the United States Securities and Exchange Commission (“Record Date”). The distribution of the 3,000,000 common shares of Zander Therapeutics, Inc. to the common and preferred shareholders of ENTB will occur ___ days after the Record Date (“Distribution Date”)

Name	Shares Beneficially Owned Prior to The Distribution	Shares to be Distributed	Amount Beneficially Owned Before Distribution	Percent Beneficially Owned After Distribution
	Common	Common	Common	Common
Entest Biomedical, Inc.	3,000,001	3,000,000	66.5%	Nil
	Series M Preferred	Series M Preferred	Series M Preferred	Series M Preferred
Entest Biomedical, Inc.	5,000,000	0	55.56%	55.56%

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PLAN OF DISTRIBUTION

The distribution will be effected through a pro rata property dividend to common and preferred shareholders of ENTB. Fractional shares will be rounded down to the nearest whole share The number of shares each ENTB common or preferred shareholder will be entitled to receive in the distribution will depend on how many common and preferred shares are issued and outstanding as of the Record Date which has yet to be determined. Assuming ENTB issues no additional common or preferred shares after______, 201 7 , which cannot be assured, each ENTB common and preferred shareholder of record as of the Record Date will receive one common share of Zander Therapeutics, Inc. each ____ common and/or preferred shares of ENTB held of record as of that date. No fractional shares will be distributed. Where the distribution to the shareholder would result in a fractional share, that distribution will be rounded down to the nearest whole share amount. The Distribution Date will be ---- days after the Record Date.

ENTB will pay all expenses incident to the registration and distribution of the shares of our common stock to which this prospectus pertains. Expenses are expected to be minimal.

The purpose of the distribution is in order to establish the Company as an independent publicly traded corporation, which we believe will meaningfully enhance its industry market perception, provide greater growth opportunities for us, and provide us with greater opportunities to pursue financing of our operations. No consideration will be paid by ENTB shareholders for the shares of Common Stock to be distributed.

TAX MATTERS

Herman Pettegrove, attorney at law, who has acted as special legal counsel with regards to this Distribution, has opined that for U.S. federal income tax purposes:

•	no gain or loss will be recognized by, or be includible in the income of, a U.S. Holder as a result of the Distribution;

•	the aggregate tax basis of the Shares distributed and Entest securities held by each U.S. Holder immediately after the Distribution will be the same as the aggregate tax basis of the Entest securities held by the U.S. Holder immediately before the Distribution, allocated between the Shares and the Entest securities in proportion to their relative fair market values on the date of the Distribution and

•	the holding period of the Shares received by each U.S. Holder will include the holding period of their Entest securities , provided that such Entest securities are held as a capital asset on the date of the Distribution. . A “U.S. Holder” is a beneficial owner of Entest securities that is, for U.S. federal income tax purposes: • an individual who is a citizen or a resident of the United States; • a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized under the laws of the United States or any state thereof or the District of Columbia; • an estate the income of which is subject to U.S. federal income taxation regardless of its source; or • a trust if a court within the United States is able to exercise primary jurisdiction over its administration and one or more U.S. persons have the authority to control all of its substantial decisions or, in the case of a trust that was treated as a domestic trust under law in effect before 1997, a valid election is in place under applicable Treasury Regulations.

This opinion does not address any U.S. state or local or foreign tax consequences of the Distribution. This opinion does not discuss all tax considerations that may be relevant to Distributees in light of their particular circumstances, nor does it address the consequences to stockholders subject to special treatment under the U.S. federal income tax laws. This opinion is not binding on the IRS or the courts, and I cannot assure you that the IRS or a court will not take a contrary position

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DESCRIPTION OF SECURITIES TO BE REGISTERED

The stockholders' equity section of the Company contains the following classes of capital stock as December 15, 2017:

Common stock, $ 0.0001 par value; 100,000,000 shares authorized: 4,508,001 shares issued and outstanding.

With respect to each matter submitted to a vote of stockholders of the Corporation, each holder of Common Stock shall be entitled to cast that number of votes which is equivalent to the number of shares of Common Stock owned by such holder times one (1).

On any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of the Common Stock shall receive, out of assets legally available for distribution to the Company's stockholders, a ratable share in the assets of the Corporation.

Preferred Stock, $0.0001 par value, 50,000,000 shares authorized of which 10,000,000 is designated as Series M Preferred Stock and 1,000,000 is designated Series AA Preferred Stock: 9,000,000 shares of Series M Preferred Stock are issued and outstanding as of December 15, 2017 and 200 shares of Series AA Preferred Stock are issued and outstanding as of December 15, 2017.

With respect to each matter submitted to a vote of stockholders of the Corporation, each holder of Series M Preferred Stock shall be entitled to cast that number of votes which is equivalent to the number of shares of Series M Preferred Stock owned by such holder times one (1).

On any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of the Series M Preferred Stock shall receive, out of assets legally available for distribution to the Company's stockholders, a ratable share in the assets of the Corporation.

With respect to each matter submitted to a vote of stockholders of the Corporation, each holder of Series AA Preferred Stock shall be entitled to cast that number of votes which is equivalent to the number of shares of Series AA Preferred Stock owned by such holder times ten thousand (10,000).

On any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of the Series AA Preferred Stock shall receive, out of assets legally available for distribution to the Company's stockholders, a ratable share in the assets of the Corporation.

This prospectus relates to the distribution on a pro rata basis as a dividend in kind of 3,000,000 of our common shares, par value $0.0001, currently owned by ENTB to:

(a)	Holders of record of the outstanding common shares of ENTB as of the record date

(b)	Holders of record of the shares of any outstanding series of the preferred shares of ENTB as of the record date.

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Shareholders of ENTB will receive a proportionate allocation of the shares to be distributed in relation to the total number of common and or/preferred shares to which they are shareholders of record as of the record date. The record date is anticipated to be the date that the registration statement on Form S-1 of which this prospectus forms a part is declared effective by the United States Securities and Exchange Commission (“Record Date”). The distribution of the 3,000,000 common shares of Zander Therapeutics,,Inc. to the common and preferred shareholders of ENTB will occur ___ days after the Record Date (“Distribution Date”).

All shares being registered under this prospectus are common shares. The transfer agent for our common shares is:

Securities Transfer Corporation

2591 Dallas Parkway Suite 102

Frisco, Texas 75034

Phone - 469-633-0101

FAX 469-633-0088

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The audited financial statements of the Company included in this prospectus and in the registration statement have been audited by AMC Auditing

William Aul, our independent legal counsel, has provided an opinion on the validity of our common stock.

Herman Pettegrove, Attorney at Law, has provided an opinion regarding the tax implications of the distribution.

BUSINESS

We were incorporated June 18, 2015 under the laws of the State of Nevada. We are a majority owned subsidiary of Entest Biomedical, Inc, a Nevada corporation. We intend to engage primarily in the development and commercialization of veterinary medical therapies which we intend to license from other entities as well as develop internally. As of December 15, 2017 we have not licensed, developed or commercialized any existing veterinary medical therapies, however we have licensed certain intellectual properties from Regen Biopharma, Inc. , a company under common control with us, and these intellectual properties comprise the therapeutic concept behind ZAN-100 and ZAN-200, two therapies in early stage development by the Company.

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License Granted By Regen Biopharma, Inc.

On June 23, 2015 Regen Biopharma, Inc. (“Regen”) entered into an agreement (“Agreement”) with The Company whereby Regen granted to The Company an exclusive worldwide right and license for the development and commercialization of certain intellectual property controlled by Regen for non-human veterinary therapeutic use for a term of fifteen years. The Agreement was amended on September 12, 2017 to grant an exclusive worldwide right and license for the development and commercialization of all intellectual property controlled by Regen exclusive of trademarks (“License IP”) for non-human veterinary therapeutic use. The Agreement was further amended on December 15, 2017 excluding intellectual property licensed to Regen by Benitec Australia, Ltd from the license grant to the Company as well as rights to US Patent #8389708 and US Patent #8263571.

Pursuant to the Agreement, The Company shall pay to Regen a one-time, non-refundable, upfront payment of one hundred thousand US dollars ($100,000) as a license initiation fee which must be paid within 90 days of June 23, 2015 and an annual non-refundable payment of one hundred thousand US dollars ($100,000) on July 15th, 2016 and each subsequent anniversary of the effective date of the Agreement.

The abovementioned payments may be made, at The Company’s discretion, in cash or newly issued common stock of The Company or in common stock of Entest BioMedical Inc. valued as of the lowest closing price on the principal exchange upon which said common stock trades publicly within the 14 trading days prior to issuance.

Pursuant to the Agreement, The Company shall pay to Regen royalties equal to four percent (4%) of the Net Sales, as such term is defined in the Agreement, of any Licensed Products, as such term is defined in the Agreement, in a Quarter.

Pursuant to the Agreement, The Company will pay Regen ten percent (10%) of all consideration (in the case of in-kind consideration, at fair market value as monetary consideration) received by The Company from sublicensees (excluding royalties from sublicensees based on Net Sales of any Licensed Products for which Regen receives payment pursuant to the terms and conditions of the Agreement).

The Company is obligated pay to Regen minimum annual royalties of ten thousand US dollars ($10,000) payable per year on each anniversary of the Effective Date of this Agreement, commencing on the second anniversary of June 23, 2015. This minimum annual royalty is only payable to the extent that royalty payments made during the preceding 12-month period do not exceed ten thousand US dollars ($10,000).

The Agreement may be terminated by Regen:

If The Company has not sold any Licensed Product by ten years of the effective date of the Agreement or The Company has not sold any Licensed Product for any twelve (12) month period after The Company’s first commercial sale of a Licensed Product.

The Agreement may be terminated by The Company with regard to any of the License IP if by five years from the date of execution of the Agreement a patent has not been granted by the United States patent and Trademark Office to Regen with regard to that License IP.

The Agreement may be terminated by The Company with regard to any of the License IP if a patent that has been granted by the United States patent and Trademark Office to Regen with regard to that License IP is terminated.

The Agreement may be terminated by either party in the event of a material breach by the other party.

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The Chairman and Chief Executive Officer of Regen is David R. Koos who also serves as the Chairman and Chief Executive Officer of the Company.

The President of Regen is Harry Lander who also serves as President of the Company.

The Chief Financial Officer of Regen is Todd Caven who also serves as Chief Financial Officer of the Company.

On September 28, 2015 ENTB issued 8,000,000 of its common shares to Regen on behalf of the Company in satisfaction of the license initiation fee.

During the quarter ended November 30, 2016 ENTB paid $17,000 to Regen on behalf of the Company as a partial payment of the July 15th, 2016 liability.

On May 30, 2017 the ENTB issued 83,000 shares of its Non Voting Convertible Preferred Stock on behalf of the Company to Regen of $83,000 of the July 15th, 2016 liability.

On July 24th, 2017 ENTB issued 102,852 shares of its Non Voting Convertible Preferred Stock on behalf of Zander to Regen in satisfaction of a $100,000 anniversary fee and $2,852 of minimum royalties payable by Zander Therapeutics pursuant to the Agreement. As of December 15, 2017 there are no outstanding amounts currently due by Zander pursuant to the Agreement.

Principal Products and Services

NR2F6

Both of Zander’s products under development will operate through either inhibition or activation by small (low molecular weight) molecules of the nuclear receptor NR2F6. Nuclear receptors are a class of proteins found within cells that are responsible for sensing certain other molecules. In response, these receptors work with other proteins to regulate the expression of specific genes.

ZAN-100

The Company has begun development of the ZAN-100 veterinary drug line. ZAN-100 is intended to be a veterinary cancer therapy. In the opinion of the Company, the studies performed by Hermann-Kleiter et al. (The Nuclear Orphan Receptor NR2F6 Is a Central Checkpoint for Cancer Immune Surveillance. Cell Reports 12, 2072–2085 (2015)) demonstrate that the inhibition of NR2F6 in T cells may yield anti-cancer benefits in small animals. The studies indicate that, in the presence of NR2F6, T cell activation is limited within the tumor microenvironment. The Company believes that inhibition of NR2F6 removes a barrier to the animal’s own immune system’s ability to attack cancer cells. ZAN-100 is intended to be a small molecule therapy whose mode of action will be the inhibition of NR2F6.

ZAN-200

The Company has begun development of the ZAN-200 veterinary drug line. ZAN-200 is intended to be a veterinary arthritis therapy. Rheumatoid arthritis is an immune-mediated disease. This means it is caused by an overreaction of the immune system. In rheumatoid arthritis, the body mistakes some of its own protein for foreign protein. It then makes antibodies against its own protein. In the opinion of the Company, suppression of the immune system through activation of NR2F6 in those immune cells would be an effective therapy. ZAN-200 is intended to operate by activating NR2F6 in the animals’ immune cells.

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Development Conducted to Date

High Throughput Screening Assay

Initial high throughput screening assays were performed in July to September of 2016 by the contract research organization Proteros, GMBH for Regen Biopharma, Inc. This assay is based on Regen Biopharma Inc.’s screening assay whereby the full-length or ligand-binding domain of NR2F6 Reporter gene assays are used to screen for compounds that modulate gene expression via binding to nuclear hormone receptors. Transfer of this assay to ChemDiv, Inc., another contract research organization, by Regen Biopharma, Inc. was effected in January, 2017.

In molecular biology, a reporter gene is a gene that researchers attach to a regulatory sequence of another gene of interest in bacteria, cell culture, animals or plants. Certain genes are chosen as reporters because the characteristics they confer on organisms expressing them are easily identified and measured, or because they are selectable markers. Reporter genes are often used as an indication of whether a certain gene has been taken up by or expressed in the cell or organism population.

High Throughput Screens (HTS) are recent scientific methods in which hundreds of thousands of experimental samples are subjected to simultaneous testing under given conditions. Through this process one can rapidly identify active compounds, antibodies, or genes that modulate a particular biomolecular pathway. The results of these experiments provide starting points for drug design and for understanding the interaction or role of a particular biochemical process in biology.

HTS performed on behalf of Regen Biopharma, Inc. have been ongoing as of September 9, 2016. As of September 9, 2016 four newly discovered small molecule compounds which (a) can bind to the relevant structure in a cellular system and (b) show evidence of the ability to modulate activity of NR2F6 have been discovered.

Results of any studies conducted by Regen Biopharma, Inc. are being made available to Zander Theraputics, Inc.for use in veterinary drug development and commercialization.

Ex Vivo Assay

Ex-vivo assays were performed using immune cells from canine blood samples from five dogs. The samples were treated with compound at various concentrations and the supernatant assayed for the presence of various cytokines using ELISA-based assays. Enzyme-linked immunosorbent assay (ELISA is a biochemical technique used mainly in immunology to detect the presence of an antibody or an antigen in a sample). These assays were commenced in May, 2017 and are ongoing as of September 9, 2017.

Data derived from the five dog study indicated that the ZAN-200 series drugs could inhibit T cell activation and production of cytokines, particularly IL-17 and IL-2. IL-17 and IL-2 have been shown to create inflammatory responses leading to arthritic conditions.

The Company estimates that it will require $1,500,000 to complete medicinal chemistry studies with regards to the Company’s products in development. Medicinal chemistry is the process by which trained chemists modify a starting compound (called a parent compound) in an effort to optimize its characteristics such as binding affinity and toxicity profile. The Company estimates that it will require an additional require an additional $1,500,000 to complete pre-clinical studies with regards to the Company’s products in development. Pre-clinical studies refer to detailed cellular and animal studies that measure the toxic effects of the drug, how long it stays in the blood stream, efficacy, where it goes in the body and the best way to formulate and deliver the drug. The Company estimates that it will require a further additional $2,000,000 to complete studies required in order that Investigational New Animal Drug (INAD) Applications may be submitted to the United States Food and Drug Administration (FDA) with regards to the Company’s products in development. INAD-enabling studies include using the drug in its final commercial manufactured form in the target animals of interest to show efficacy in the field and to look for toxicity.

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Distribution methods of the products or services:

It is anticipated that Zander will enter into licensing and/or sublicensing agreements with outside entities in order that Zander may obtain royalty income on the products and services which it may develop and commercialize.

Competitive business conditions and Zander's competitive position in the industry and methods of competition

We are recently formed and have yet to achieve revenues or profits.  The veterinary pharmaceutical industry in which we intend to compete are highly competitive and characterized by rapid technological advancement. Many of our competitors have greater resources than we do.

We intend to be competitive by utilizing the services and advice of individuals that we believe have expertise in their field in order that we can concentrate our resources on projects in which products and services in which we have the greatest potential to secure a competitive advantage  may be developed and commercialized .

To that effect, we have entered into nonemployee consulting agreements with individuals who we believe have a high level of expertise in their professional fields and who have agreed to provide counsel and assistance to us in (a) determining the viability of proposed projects (b) obtaining financing for projects and (c) obtaining the resources required to initiate and complete a project in the most cost effective and rapid manner.

These individuals are as follows:

Brian Devine

Mr. Brian Devine has agreed to act as Chairman of the Company’s Business Advisory Board.

Mr. Devine has served as Chairman Emeritus of Petco Holdings, Inc. from March 2016 to October 2016, Chairman of the Board of Directors of Petco Animal Supplies Stores, Inc. from 1994 until March 2016 and as President and Chief Executive Officer of PETCO Animal Supplies, Inc. from 1990 until 2004.

On June 21, 2017 Zander entered into an agreement (“Agreement”) with Mr. Brian Devine whereby Mr. Devine shall serve as Chairman of Zander’s Business Advisory Board.

The term of the Agreement shall commence on June 23, 2017 and shall expire on June 23, 2020. The term of the Agreement may be extended by mutual agreement.

Pursuant to the Agreement:

(a)	Mr. Devine shall, for so long as he remains a member of the Business Advisory Board, meet with Zander upon written request, at dates and times mutually agreeable to Candidate and Zander, to discuss any matter involving Zander or its Subsidiaries
(b)	Identify and introduce to Zander persons to serve as members of Zander's Business Advisory Board ("Advisory Candidates").
(c)	Identify and introduce to Zander potential purchasers of Zander's securities.

Pursuant to the Agreement:

(i)	Mr. Devine received 500,000 of the common shares of Zander.
(ii)	In the event that an Advisory Candidate identified and introduced by Mr. Devine to Zander serves as a member of the Business Advisory Board of Zander, Mr. Devine shall receive, ten business days subsequent to the completion of 12 months service by the Advisory Candidate as a member of the Business Advisory Board of Zander, a fee paid in the common shares of Zander, equal to 5% of any shares of Zander issued to the Advisory Candidate.

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Dr. Thomas Donnelly, DVM

Dr. Thomas Donnelly has agreed to act as a Senior Veterinary Advisor to the Company. Dr. Donnelly is a board-certified specialist in the field of laboratory animal medicine, an Adjunct Associate Professor at Tufts University Cummings School of Veterinary Medicine and a Professor at Ecole Nationale Veterinaire d’Alfort, a French public institution of scientific research and higher education in veterinary medicine.

On August 7, 2017 Zander entered into an agreement (“Agreement”) with Dr. Donnelly whereby Dr. Donnelly shall serve as Senior Veterinary Advisor to the Company. The term of the Agreement shall be from August 17, 2017 and shall expire on August 16, 2018. The term of this Agreement may be extended by mutual consent.

Pursuant to the Agreement:

(a)	Dr. Donnelly shall advise Zander on various nominal matters regarding veterinary ''Nominal" is defined as periodic conversations in which Dr. Donnelly is asked for a referral to an appropriate researcher on a specific topic or input on research data Zander is developing.
(b)	In the event Dr. Donnelly is requested to provide research services, such services will be negotiated separately between Dr. Donnelly and the Company.

As consideration for his services pursuant to this Agreement, Dr. Donnelly received 500,000 of the Company’s Series M Preferred Shares on August 21, 2017.

Dr. Donnelly is also party to another agreement between ENTB and Dr. Donnelly (“ENTB Agreement”) whereby Dr. Donnelly shall provide similar services to Zander as those to be provided under the Agreement.

Consideration pursuant to the ENTB Agreement was 100,000 shares of the Series B Preferred Stock of ENTB (“Compensation Shares”).Within 30 business days subsequent to the effective date of a Registration Statement filed under the Securities Act of 1933, as amended, registering common shares of Zander (“Zander Registration Statement”) Donnelly shall have the right to exchange up to the total number of the Compensation Shares issued pursuant to the terms and conditions of the ENTB Agreement for an equivalent number of the common shares of Zander Therapeutic, Inc. six months subsequent to the date that the Zander Registration Statement is declared effective by the United States Securities and Exchange Commission. The term of the ENTB Agreement is March 1, 2017 to February 29, 2018.

Dr. Thomas Ichim, PhD Senior Research Consultant

Dr. Thomas Ichim has agreed to act as Senior Research Consultant to the Company. Dr. Ichim has served as a director and as President of Creative Medical Technology, Inc. since February 2016, and has served Chief Scientific Officer of Creative Medical Technology Holdings, Inc. since March 2017. Between 2007 and 2015 Dr. Ichim served as Chief Science Officer, Chief Executive Officer, President, and member of the Board of Directors of MediStem Inc., a San Diego-based company engaged in development of endometrial regenerative cells which was acquired in 2014 by Intrexon Corporation. From 2004 until 2007 he served as program manager for biorasi LLC, a clinical research organization. Between October 2012 and September 2015 Dr. Ichim served as Chief Scientific Officer and Director of research at Regen Biopharma, Inc., a company under common control with Zander. Thomas Ichim serves at will and is not party to a consulting contract with the Company.

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Debbie Dorsee Director of Business Development

Ms. Debbie Dorsee has agreed to act as Director of Business Development for the Company. Ms. Dorsee is the founder and principal officer of the Dorsee Company, a San Diego based public relations firm. Debbie Dorsee serves at will and is not party to a consulting contract with the Company.

Dr. Linda L. Black, DVM, PhD

Dr. Linda L. Black has agreed to act as a Senior Veterinary Advisor to the Company.

On March 20, 2017 ENTB entered into an agreement (“Agreement”) with Dr. Black whereby Dr. Black shall serve as Senior Veterinary Advisor to the Company. The term of the Agreement shall be from March 20 2017 and shall expire on March 2018. The term of this Agreement may be extended by mutual consent.

Pursuant to the Agreement:

(a)	Dr. Black shall advise Zander on various nominal matters regarding veterinary ''Nominal" is defined as periodic conversations in which Dr. Donnelly is asked for a referral to an appropriate researcher on a specific topic or input on research data Zander is developing.
(b)	In the event Dr. Black is requested to provide research services, such services will be negotiated separately between Dr. Black and the Company.
(c)	As consideration of the performance of services pursuant to this Agreement, Black shall receive 100,000 shares of the Series B Preferred Stock of ENTB (“Compensation Shares”).Within 30 business days subsequent to the effective date of a Registration Statement filed under the Securities Act of 1933, as amended, registering common shares of Zander (“Zander Registration Statement”) Black shall have the right to exchange up to the total number of the Compensation Shares issued pursuant to the terms and conditions of this Agreement for an equivalent number of the common shares of Zander Therapeutic, Inc. six months subsequent to the date that the Zander Registration Statement is declared effective by the United States Securities and Exchange Commission.

Dr. Black currently serves as Chief Operating Officer and Vice President of Clinical Science for Medicus Biosciences, a biotech company focused on drug delivery for ophthalmology, advanced wound healing, osteoarthritis, and regenerative medicine applications both veterinary and non-veterinary.

On June 20th, 2017 the Company issued 500,000 of the Company’s Series M Preferred shares as consideration for services provided by Dr. Black to the Company.

Jonathan Baell, Ph.D.

On August 16th 2017 Professor Jonathan Baell entered into an agreement (“Agreement”) with the Company whereby, pursuant to the Agreement:

(a)	Baell shall advise Zander on various nominal matters regarding veterinary. ''Nominal" is defined as periodic conversations in which Baell is asked for a referral to an appropriate researcher on a specific topic or input on research data Zander is developing.
(b)	In the event Baell is requested to provide research services, such services will be negotiated separately between Baell and the Company.

The term of the Agreement is from August 17, 2017 to August 18, 2018. Baell was issued 400,000 of the Company’s Series M Preferred stock pursuant to the terms of the Agreement. 100,000 of the Company’s Series M Preferred stock was issued to Baell prior to entering into the Agreement.

Prof. Jonathan Baell, Ph.D. is a Larkins Fellow, Co-Director of the Australian Translational Medicinal Chemistry Facility and an National Health and Medical Research Council Senior Research Fellow at Monash Institute of Pharmaceutical Sciences (MIPS) located in Australia.

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Robin Gasser Ph.D., BVM, DVM, DVSc

On August 7th 2017 Professor Robin Gasser entered into an agreement (“Agreement”) with the Company whereby, pursuant to the Agreement:

(a)	Gasser shall advise Zander on various nominal matters regarding veterinary ''Nominal" is defined as periodic conversations in which Gasser is asked for a referral to an appropriate researcher on a specific topic or input on research data Zander is developing.
(b)	In the event Gasser is requested to provide research services, such services will be negotiated separately between Gasser and the Company.

The term of the Agreement is from August 17, 2017 to August 18, 2018. Gasser was issued 500,000 of the Company’s Series M Preferred stock pursuant to the terms of the Agreement.

Prof. Gasser is a Professor at the University of Melbourne Faculty of Veterinary Science and serves as President of the Australian Society for Parasitology

Sources and availability of raw materials and the names of principal suppliers

The supplies and materials required to conduct our operations are available through a wide variety of sources and may be obtained through a wide variety of sources.

Patents, trademarks, licenses, franchises, concessions, royalty agreements or labor contracts, including duration

Other than that license granted by Regen to the Company whereby Regen granted to the Company an exclusive worldwide right and license for the development and commercialization of intellectual property controlled by Regen for non-human veterinary therapeutic use for a term of fifteen years, the Company has not been granted any license to develop and commercialize any third party intellectual property.

The Company has been granted no patents. Certain intellectual property licensed to the Company by Regen has been granted patent protection (“Patented IP”). The Patented IP is as follows:

US Patent #9091696

MODULATION OF NR2F6 AND METHODS AND USES THEREOF

The application provides methods of modulating NR2F6 in a cell or animal in need thereof by administering an effective amount of a NR2F6 modulator.

The Patent granted is a Utility patent

The Patent expires on November 16, 2029.The product candidates to which US Patent #9091696 relates include ZAN 100 and ZAN 200.

The Company has no trademarks.

The Company is not party to any binding labor contracts.

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Need for any government approval of principal products or services, effect of existing or probable governmental regulations on the business

The Center for Veterinary Medicine (“CVM”) at the United States Food and Drug Administration (“FDA”) regulates animal pharmaceuticals under the Food, Drug and Cosmetics Act. Our current proposed products are animal pharmaceuticals regulated by the CVM. Manufacturers of animal health pharmaceuticals must show their products to be safe, effective and produced by a consistent method of manufacture. The new animal drug approval process is complicated. Before a new animal drug may receive FDA approval, the sponsor must establish that the new animal drug is safe and effective. Drug sponsors must submit a New Animal Drug Application (NADA) along with supporting data, including all adverse effects associated with the drug's use. The NADA must also include information on the drug's chemistry; composition and component ingredients; manufacturing methods, facilities, and controls; proposed labeling; analytical methods for residue detection and analysis if applicable; an environmental assessment; and other information. The sponsor of a new animal drug is responsible for submitting all appropriate data to establish effectiveness and safety. If the drug product is intended for use in a food-producing animal, residues in food products must also be established as safe for human consumption. FDA review of the NADA submitted by drug sponsors is extremely detailed and comprehensive. The CVM’s basis for approving a drug application is documented in a Freedom of Information Summary. . We will be required to conduct post-approval monitoring of FDA approved pharmaceutical products and to submit reports of product quality defects, adverse events or unexpected results to the CVM’s Surveillance and Compliance group. No assurance may be given that ZAN-100, ZAN-200 or any new animal drug product which the Company may develop will be approved by the FDA to be marketed and sold. Regulatory authorities in countries outside of the United States and Europe also have requirements for approval of veterinary drug candidates with which we must comply prior to marketing in those countries. Obtaining regulatory approval for marketing of a product candidate in one country does not ensure that we will be able to obtain regulatory approval in any other country.

Amount spent during the three months ended September 30, 2017 and September 30, 2016 and the fiscal year ended June 30, 2017 and June 30, 2016 on research and development activities.

During the three months ended September 30, 2017 and September 30, 2016 the Company spent $150 and $0 on Research and Development, respectfully.

During the fiscal years ended June 30, 2017 and June 30, 2016 the Company spent $224,600 and $0 on Research and Development, respectfully.

Costs and effects of compliance with environmental laws (federal, state and local);

Zander has not incurred any unusual or significant costs to remain in compliance with any environmental laws and does not expect to incur any unusual or significant costs to remain in compliance with any environmental laws in the foreseeable future.

Number of total employees and number of full-time employees

As of December 15, 2017, Zander has 3 employees of which each of them devote an average of 25 hours a week to the affairs of the Company.

PROPERTIES

The Company utilizes approximately 2,300 square feet of office space at 4700 Spring Street, Suite 304, La Mesa California, 91941provided to the Company by Entest BioMedical, Inc. on a month to month basis free of charge. The property is utilized as office space. We believe that the foregoing properties are adequate to meet our current needs for office space.

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LEGAL PROCEEDINGS

There are no material pending legal proceedings to which the Company is a party or of which any of the Company’s property is the subject.

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

There has never been and there currently is no public market for our securities. We anticipate applying for trading of our common stock on the over the counter bulletin board (OTC BB) or the OTCQB Tier operated by OTC Markets Group , however, we can provide no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize.

The stockholders' equity section of the Company contains the following classes of capital stock as December 15, 2017:

Common stock, $ 0.0001 par value; 100,000,000 shares authorized: 4,508,001 shares issued and outstanding.

With respect to each matter submitted to a vote of stockholders of the Corporation, each holder of Common Stock shall be entitled to cast that number of votes which is equivalent to the number of shares of Common Stock owned by such holder times one (1).

On any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of the Common Stock shall receive, out of assets legally available for distribution to the Company's stockholders, a ratable share in the assets of the Corporation.

Preferred Stock, $0.0001 par value, 50,000,000 shares authorized of which 10,000,000 is designated as Series M Preferred Stock and 1,000,000 is designated Series AA Preferred Stock: 9,000,000 shares of Series M Preferred Stock are issued and outstanding as of December 15, 2017 and 200 shares of Series AA Preferred Stock are issued and outstanding as of December 15, 2017.

With respect to each matter submitted to a vote of stockholders of the Corporation, each holder of Series M Preferred Stock shall be entitled to cast that number of votes which is equivalent to the number of shares of Series M Preferred Stock owned by such holder times one (1).

On any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of the Series M Preferred Stock shall receive, out of assets legally available for distribution to the Company's stockholders, a ratable share in the assets of the Corporation.

With respect to each matter submitted to a vote of stockholders of the Corporation, each holder of Series AA Preferred Stock shall be entitled to cast that number of votes which is equivalent to the number of shares of Series AA Preferred Stock owned by such holder times ten thousand (10,000)

As of December 15, 2017 there were 5 holders of our Common Stock.

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FINANCIAL STATEMENTS

Zander Therapeutics, Inc
BALANCE SHEET

	As of	As of
	September 30, 2017	June 30, 2017
	(unaudited)	(as restated)
ASSETS
CURRENT ASSETS
Cash	53,833	96,005
Prepaid Expenses	46	0
Total Current Assets	53,879	96,005
Total Assets	53,879	96,005
LIABILITIES
Current Liabilities:
Due to Shareholder, Related Party		0
Notes Payable, Related Party	198,941	119,089
Accrued Expenses, Related Parties	6,911	104,931
Accrued Expenses	818	818
Total Current Liabilities	206,670	224,838
Total Liabilities	206,670	224,838

STOCKHOLDER'S EQUITY
Common Stock, Authorized 100,000,000, $0.0001 Par Value
3,608,001 shares and 3,008,001 shares issued and outstanding as of September 30, 2017 and June 30, 2017 respectively	360	301
Preferred Stock, $0.0001 par value Authorized 50,000,000 as of June 30, 2017 and September 30, 2017
Series M Preferred Stock, $0.0001 par, Authorized 10,000,000 as of June 30, 2017 and September 30 2017 9,000,00 shares and 7,500,000 shares outstanding as of September 30, 2017 and June 30, 2017 Respectively	900	750
Common Stock subscribed for but unissued , 0 and 100,000 shares as of September 30, 2017 and June 30, 2017 respectively	0	100,000
Series AA Preferred Stock, $0.0001 par, Authorized 1,000,000 and 0 as of September 30, 2017 and June 30, 2017, respectfully 200 and 0 shares outstanding as of September 30, 2017 and June 30, 2017 , respectfully
Additional Paid In Capital	220,804	120,814
Contributed Capital, Related Party	304,333	228,687
Retained Deficit	(679,188)	(579,385)
Total Stockholder's Equity	(152,791)	(128,833)
TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY	53,879	96,005

The Accompanying Notes are an Integral Part of These Financial Statements

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Zander Therapeutics, Inc
STATEMENT OF OPERATIONS
(unaudited)

	Three Months ended
	September 30, 2017	September 30, 2016
TOTAL REVENUES	0	0
COSTS AND EXPENSES
Research and Development:
Consulting Costs	150	0
Total Research and Development	150	0
General and Administrative:
General and Administrative, Paid By Related Party	18,000	18,000
General and Administrative	3,156	0
Total General and Administrative	21,156	18,000
Rent, Paid By Related Party	8,988	10,113
Consulting:
Consulting Costs, Paid by Related Party	48,658	0
Consulting Costs	16,019	0
Total Consulting	64,677	0

Total Costs and Expenses	94,971	28,113

OPERATING LOSS	(94,971)	(28,113)
OTHER INCOME AND EXPENSES
Interest Expense, Related Party	(4,832)	0
Interest Expense		0
Total Other Income ( Expenses)	(4,832)	0
NET INCOME (LOSS) Before taxes	(99,803)	(28,113)
Inome Taxes	0	0
NET INCOME (LOSS)	(99,803)	(28,113)
BASIC AND FULLY DILUTED
EARNINGS (LOSS) PER SHARE	(0.028)	(28,113)
WEIGHTED AVERAGE NUMBER OF COMMON
SHARES OUTSTANDING	3,548,660	1

The Accompanying Notes are an Integral Part of These Financial Statements

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Zander Therapeutics, Inc
STATEMENT OF CASH FLOWS
(unaudited)

	Three Months Ended	Three Months Ended
	September 30, 2017	September 30, 2016
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income (Loss)	(99,803)	(28,113)
Adjustments to reconcile net Income (loss) to net cash
Preferred Stock Issued for Expenses	154	0
Changes in Operating Assets and Liabilities
Increase (Decrease) in Accrued Expenses	(98,020)	0
Net Cash provided by (used) in Operating Activities	(197,669)	(28,113)
CASH FLOWS FROM FINANCING ACTIVITIES
Increase (Decrease) in Contributed Capital	75,646	28,113
Increase (Decrease) in Notes Payable	79,852
Net Cash provided by (used) in Financing Activities	155,497	28,113

Net Increase (Decrease) in Cash	(42,172)	0

Cash at Beginning of Period	96,005	0
Cash at End of Period	53,833	0

Supplemental Disclosure of Noncash investing and financing activities:
Common Shares issued , Previously subscribed and paid for	100,000

The Accompanying Notes are an Integral Part of These Financial Statements

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ZANDER THERAPEUTICS, INC.

Notes to Financial Statements

As of September 30, 2017

(unaudited)

NOTE 1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Zander Therapeutics , Inc. (“Company”) was organized June 18, 2015 under the laws of the State of Nevada. The Company is a majority subsidiary of Entest Biomedical, Inc., a Nevada corporation.

The Company intends to engage primarily in the development of veterinary medical applications which we intend to license from other entities as well as develop internally.

A. BASIS OF ACCOUNTING

The financial statements have been prepared using the basis of accounting generally accepted in the United States of America. Under this basis of accounting, revenues are recorded as earned and expenses are recorded at the time liabilities are incurred. The Company has adopted a June 30year-end.

B. USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

C. CASH EQUIVALENTS

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

D. PROPERTY AND EQUIPMENT

Property and equipment are recorded at cost. Maintenance and repairs are expensed in the year in which they are incurred. Expenditures that enhance the value of property and equipment are capitalized.

E. FAIR VALUE OF FINANCIAL INSTRUMENTS

Fair value is the price that would be received for an asset or the exit price that would be paid to transfer a liability in the principal or most advantageous market in an orderly transaction between market participants on the measurement date.  A fair value hierarchy requires an entity to maximize the use of observable inputs, where available. The following summarizes the three levels of inputs required by the standard that the Company uses to measure fair value:

Level 1:  Quoted prices in active markets for identical assets or liabilities

Level 2:  Observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the related assets or liabilities.

Level 3:  Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities

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F. INCOME TAXES

The Company accounts for income taxes using the liability method prescribed by ASC 740, “Income Taxes.” Under this method, deferred tax assets and liabilities are determined based on the difference between the financial reporting and tax bases of assets and liabilities using enacted tax rates that will be in effect in the year in which the differences are expected to reverse. The Company records a valuation allowance to offset deferred tax assets if based on the weight of available evidence, it is more-likely-than-not that some portion, or all, of the deferred tax assets will not be realized. The effect on deferred taxes of a change in tax rates is recognized as income or loss in the period that includes the enactment date.

The Company applied the provisions of ASC 740-10-50, “Accounting For Uncertainty In Income Taxes”, which provides clarification related to the process associated with accounting for uncertain tax positions recognized in our financial statements. Audit periods remain open for review until the statute of limitations has passed. The completion of review or the expiration of the statute of limitations for a given audit period could result in an adjustment to the Company’s liability for income taxes. Any such adjustment could be material to the Company’s results of operations for any given quarterly or annual period based, in part, upon the results of operations for the given period. As of June 30,2017 the Company had no uncertain tax positions, and will continue to evaluate for uncertain positions in the future.

The Company generated a deferred tax credit through net operating loss carry forward.  However, a valuation allowance of 100% has been established.

Interest and penalties on tax deficiencies recognized in accordance with ACS accounting standards are classified as income taxes in accordance with ASC Topic 740-10-50-19.

G.  BASIC EARNINGS (LOSS) PER SHARE

The Financial Accounting Standards Board (FASB) issued Accounting Standards Codification (ASC) 260, "Earnings Per Share", which specifies the computation, presentation and disclosure requirements for earnings (loss) per share for entities with publicly held common stock. ASC 260 requires the presentation of basic earnings (loss) per share and diluted earnings (loss) per share. The Company has adopted the provisions of ASC 260 effective from inception.

Basic net loss per share amounts is computed by dividing the net income by the weighted average number of common shares outstanding.

H. ADVERTISING

Costs associated with advertising are charged to expense as incurred. Advertising expenses were $0 for the quarters ended September 30, 2016 and September 30 2017.

I. RESEARCH AND DEVELOPMENT COSTS

Research and development expenses relate primarily to the cost of discovery and research programs. Research and development costs are charged to expense as incurred. Research and development expenses consist mainly of License Fees paid to Regen Biopharma, Inc, fees paid to Contract Research Organizations conducting studies on the Company’s behalf, and fees paid to consultants conducting research studies.

J. STOCK BASED COMPENSATION

Stock Based compensation to non-employees is accounted for in accordance with ASC 505-50. ASC 505-50 requires entities to account for non-employee equity transactions based on either the fair value of the services received or the fair value of the equity instrument issued utilizing whichever measurement is most reliable. Stock issued for compensation to non employees during the quater year ended September 30, 2017 were accounted for at the fair value of the equity instruments issued as, since the shares were issued as bonuses to recognize the non employees contributions to the Company, there were no dollar amounts billed to the Company for services rendered by the non employees .

Stock based compensation to employees is accounted for at the award’s fair value at grant, less the amount (if any) paid by the award recipient.

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Fair Value of shares granted during the quarter ended September 30, 2017 has been determined by the Company utilizing the Company’s estimation as to an amount at which an asset could be exchanged between knowledgeable and willing parties in an arms length transaction.

In determining the Fair Value of shares issued as compensation, the Company took into account factors including the financial condition of the Company at the time of grant , the Company’s lack of profitability, the frequency and amount of cash sales of the Company’s stock, and the Company’s negative working capital as of the time of grant.

During the quarter ended September 30, 2017 the Company recognized a compensation expense of $154 for stock compensation for non employee services.

NOTE 2 .  RECENT ACCOUNTING PRONOUNCEMENTS

June 2014, the Financial Accounting Standards Board issued Accounting Standards Update No. 2014-10, which eliminated certain financial reporting requirements of companies previously identified as "Development Stage Entities" (Topic 915). The amendments in this ASU simplify accounting guidance by removing all incremental financial reporting requirements for development stage entities. The amendments also reduce data maintenance and, for those entities subject to audit, audit costs by eliminating the requirement for development stage entities to present inception-to-date information in the statements of income, cash flows, and shareholder equity. Early application of each of the amendments is permitted for any annual reporting period or interim period for which the entity's financial statements have not yet been issued (public business entities) or made available for issuance (other entities). Upon adoption, entities will no longer present or disclose any information required by Topic 915. The Company has adopted this standard.

The following accounting standards updates were recently issued and have not yet been adopted by the Company. These standards are currently under review to determine their impact on the Company’s consolidated financial position, results of operations, or cash flows.

In May 2014, FASB issued Accounting Standards Update (ASU) No. 2014-09, Revenue from Contracts with Customers. The revenue recognition standard affects all entities that have contracts with customers, except for certain items. The new revenue recognition standard eliminates the transaction-and industry-specific revenue recognition guidance under current GAAP and replaces it with a principle-based approach for determining revenue recognition. Public entities are required to adopt the revenue recognition standard for reporting periods beginning after December 15, 2016, and interim and annual reporting periods thereafter. Early adoption is not permitted for public entities. The Company has reviewed the applicable ASU and has not, at the current time, quantified the effects of this pronouncement, however it believes that there will be no material effect on the consolidated financial statements.

In June 2014, FASB issued Accounting Standards Update (ASU) No. 2014-12 Compensation — Stock Compensation (Topic 718), Accounting for Share-Based Payments When the Terms of an Award Provide That a Performance Target Could Be Achieved after the Requisite Service Period. A performance target in a share-based payment that affects vesting and that could be achieved after the requisite service period should be accounted for as a performance condition under Accounting Standards Codification (ASC) 718, Compensation — Stock Compensation. As a result, the target is not reflected in the estimation of the award's grant date fair value. Compensation cost would be recognized over the required service period, if it is probable that the performance condition will be achieved. The guidance is effective for annual periods beginning after 15 December 2015 and interim periods within those annual periods. Early adoption is permitted. The Company has reviewed the applicable ASU and has not, at the current time, quantified the effects of this pronouncement, however it believes that there will be no material effect on the consolidated financial statements.

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In August 2014, FASB issued Accounting Standards Update (ASU) No. 2014-15 Preparation of Financial Statements – Going Concern (Subtopic 205-40), Disclosure of Uncertainties about an Entity's Ability to Continue as a Going Concern. Under generally accepted accounting principles (GAAP), continuation of a reporting entity as a going concern is presumed as the basis for preparing financial statements unless and until the entity's liquidation becomes imminent. Preparation of financial statements under this presumption is commonly referred to as the going concern basis of accounting. If and when an entity's liquidation becomes imminent, financial statements should be prepared under the liquidation basis of accounting in accordance with Subtopic 205-30, Presentation of Financial Statements—Liquidation Basis of Accounting. Even when an entity's liquidation is not imminent, there may be conditions or events that raise substantial doubt about the entity's ability to continue as a going concern. In those situations, financial statements should continue to be prepared under the going concern basis of accounting, but the amendments in this Update should be followed to determine whether to disclose information about the relevant conditions and events. The amendments in this Update are effective for the annual period ending after December 15, 2016, and for annual periods and interim periods thereafter. Early application is permitted. The Company will evaluate the going concern considerations in this ASU, however, at the current period, management does not believe that it has met the conditions which would subject these financial statements for additional disclosure.

NOTE 3. GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company generated net losses of $ 679,188 during the period from June 18, 2015 (inception) through September 30, 2017. This condition raises substantial doubt about the Company's ability to continue as a going concern. The Company's continuation as a going concern is dependent on its ability to meet its obligations, to obtain additional financing as may be required and ultimately to attain profitability. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Management plans to raise additional funds by offering securities for cash. Management has yet to decide what type of offering the Company will use or how much capital the Company will raise. There is no guarantee that the Company will be able to raise any capital through any type of offerings.

NOTE 4. INCOME TAXES

As of September 30, 2017

Deferred tax assets:
Net operating tax carry forwards	$230,924
Other	-0-
Gross deferred tax assets	230,924
Valuation allowance	(230,924)
Net deferred tax assets	$-0-

As of  September 30 ,  2017 the Company has a  Deferred Tax Asset of  $230,924 completely attributable to net operating loss carry forwards  of approximately $679,188   ( which expire 20 years from the date the loss was incurred).

Realization of deferred tax assets is dependent upon sufficient future taxable income during the period that deductible temporary differences and carry forwards are expected to be available to reduce taxable income. The achievement of required future taxable income is uncertain. As a result, the Company has the Company recorded a valuation allowance reducing all deferred tax assets to 0.

Income tax is calculated at the 34% Federal Corporate Rate.

NOTE 5. NOTES PAYABLE

As of September 30, 2017
Entest Biomedical, Inc. ( Note 6)	$198,941

$198,941 lent to the Company by Entest Biomedical,Inc. is due and payable at the demand of the holder and bears simple interest at a rate of 10% per annum.

As of September 30, 2017 Entest Biomedical, Inc. owned 63.45% of the share capital and 54.7 % of the voting power of the Company. David R. Koos serves as Chairman and Chief Executive Officer of both Entest Biomedical,Inc. and the Company.

35

NOTE 6. RELATED PARTY TRANSACTIONS

The Company utilizes approximately 2,300 square feet of office space at 4700 Spring Street, Suite 304, La Mesa California, 91941provided to the Company by Entest BioMedical, Inc. on a month to month basis free of charge. The Chief Executive Officer of Entest Biomedical Inc. is David R. Koos who also serves as the Chief Executive Officer of the Company.

As of September 30, 2017 the Company has received capital contributions from Entest Biomedical, Inc. totaling $304,333

On June 23, 2015 Regen Biopharma, Inc. ( “Regen”) entered into an agreement (“Agreement”) with The Company whereby Regen granted to The Company an exclusive worldwide right and license for the development and commercialization of certain intellectual property controlled by Regen (“ License IP”) for non-human veterinary therapeutic use for a term of fifteen years.

Pursuant to the Agreement, The Company shall pay to Regen one-time, non-refundable, upfront payment of one hundred thousand US dollars ($100,000) as a license initiation fee which must be paid within 90 days of June 23, 2015 and an annual non-refundable payment of one hundred thousand US dollars ($100,000) on July 15th, 2016 and each subsequent anniversary of the effective date of the Agreement

The abovementioned payments may be made, at The Company’s discretion, in cash or newly issued common stock of The Company or in common stock of Entest BioMedical Inc. valued as of the lowest closing price on the principal exchange upon which said common stock trades publicly within the 14 trading days prior to issuance.

Pursuant to the Agreement, The Company shall pay to Regen royalties equal to four percent (4%) of the Net Sales , as such term is defined in the Agreement, of any Licensed Products, as such term is defined in the Agreement, in a Quarter.

Pursuant to the Agreement, The Company will pay Regen ten percent (10%) of all consideration (in the case of in-kind consideration, at fair market value as monetary consideration) received by The Company from sublicensees ( excluding royalties from sublicensees based on Net Sales of any Licensed Products for which Regen receives payment pursuant to the terms and conditions of the Agreement).

The Company is obligated pay to Regen minimum annual royalties of ten thousand US dollars ($10,000) payable per year on each anniversary of the Effective Date of this Agreement, commencing on the second anniversary of June 23, 2015. This minimum annual royalty is only payable to the extent that royalty payments made during the preceding 12-month period do not exceed ten thousand US dollars ($10,000).

The Agreement may be terminated by Regen:

If The Company has not sold any Licensed Product by ten years of the effective date of the Agreement or The Company has not sold any Licensed Product for any twelve (12) month period after The Company’s first commercial sale of a Licensed Product.

The Agreement may be terminated by The Company with regard to any of the License IP if by five years from the date of execution of the Agreement a patent has not been granted by the United States patent and Trademark Office to Regen with regard to that License IP.

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The Agreement may be terminated by The Company with regard to any of the License IP if a patent that has been granted by the United States patent and Trademark Office to Regen with regard to that License IP is terminated.

The Agreement may be terminated by either party in the event of a material breach by the other party.

The Chairman and Chief Executive Officer of Regen is David R. Koos who also serves as the Chairman and Chief Executive Officer of the Company.

The President of Regen is Harry Lander who also serves as President of the Company.

The Chief Financial Officer of Regen is Todd Caven who also serves as Chief Financial Officer of the Company.

On July 24, 2017 Entest Biomedical, Inc. issued 102,852 of its Non Voting Convertible Preferred Stock to Regen in satisfaction of $102,852 of liabilities incurred pursuant to the Agreement.

On March 1, 2017 the Company issued 3,000,000 common shares to Entest Biomedical, Inc. Consideration rendered to the Company by Entest Biomedical, Inc. consisted of payment by Entest Biomedical, Inc. on behalf of the Company of a license initiation fee of $100,000 owed by the Company to Regen and incorporation costs of $1,115 borne by Entest Biomedical, Inc. on behalf of the Company .

On June 15, 2017 the Company issued 5,000,000 Series M Preferred Shares to Entest Biomedical, Inc. in consideration of services rendered.

On June 15, 2017 the Company issued 500,000 Series M Preferred Shares to David Koos in consideration of services rendered

On June 15, 2017 the Company issued 500,000 Series M Preferred Shares to Todd Caven in consideration of services rendered.

On June 15, 2017 the Company issued 500,000 Series M Preferred Shares to Harry Lander in consideration of services rendered

On September 15, 2017 the Company issued 200 of the Series AA Preferred Shares of the Company to the Company’s Chief Executive Officer in consideration of services rendered.

$198,941 owed by the Company to Entest Biomedical,Inc. as of September 30, 2017 is due and payable at the demand of the holder and bears simple interest at a rate of 10% per annum. During the year ended June 30, 2017 the Company made principal payments of $69,000 to Entest Biomedical Inc. During the quarter ended September 30, 2017 the Company made principal payments of $23,000 to Entest Biomedical, Inc. As of September 30, 2017 the Company owes $6,911 of accrued interest to Entest Biomedical, Inc.

NOTE 7. STOCKHOLDERS' EQUITY

The stockholders' equity section of the Company contains the following classes of capital stock as September 30, 2017:

Common stock, $ 0.0001 par value; 100,000,000 shares authorized: 3,608,001 shares issued and outstanding.

With respect to each matter submitted to a vote of stockholders of the Corporation, each holder of Common Stock shall be entitled to cast that number of votes which is equivalent to the number of shares of Common Stock owned by such holder times one (1).

On any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of the Common Stock shall receive, out of assets legally available for distribution to the Company's stockholders, a ratable share in the assets of the Corporation.

37

Preferred Stock, $0.0001 par value, 50,000,000 shares authorized of which

(a)10,000,000 is designated as Series M Preferred Stock: 9,000,000 shares of Series M Preferred Stock are issued and outstanding as of September 30, 2017,

With respect to each matter submitted to a vote of stockholders of the Corporation, each holder of Series M Preferred Stock shall be entitled to cast that number of votes which is equivalent to the number of shares of Series M Preferred Stock owned by such holder times one (1).

On any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of the Series M Preferred Stock shall receive, out of assets legally available for distribution to the Company's stockholders, a ratable share in the assets of the Corporation.

(b) 1,000,000 is designated as Series AA Preferred Stock: 200 shares of Series AA Preferred Stock are issued and outstanding as of September 30, 2017,

With respect to each matter submitted to a vote of stockholders of the Corporation, each holder of Series AA Preferred Stock shall be entitled to cast that number of votes which is equivalent to the number of shares of Series AA Preferred Stock owned by such holder times 10,000 (10,000).

On any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of the Series AA Preferred Stock shall receive, out of assets legally available for distribution to the Company's stockholders, a ratable share in the assets of the Corporation.

NOTE 8. STOCK TRANSACTIONS

On July 10, 2017 the Company issued 100,000 of its Series M Shares for Services.

The shares were issued to a member of the Company’s Scientific Advisory Board pursuant to an agreement entered into by and between the member and the Company on June 20, 2017 which was superseded by an agreement by and between the member and the Company entered into on August 16th 2017 (“August Member Agreement”).

It was agreed by the parties that the 100,000 Series M Shares issued to the member would be considered part of the compensation due pursuant to the August Member Agreement.

Pursuant to the August Member Agreement:

(a) the member shall advise Zander on various nominal matters regarding veterinary. ''Nominal" is defined as periodic conversations in which the member is asked for a referral to an appropriate researcher on a specific topic or input on research data Zander is developing.

(b) In the event the member is requested to provide research services, such services will be negotiated separately between the member and the Company.

The term of the August Member Agreement is from August 17, 2017 to August 18, 2018.

The abovementioned 100,000 shares of the Company’s Series M Preferred stock were issued at Fair Value. None of the abovementioned Shares which were issued as compensation are redeemable by the Company. Fair Value of the abovementioned securities issued as compensation has been determined by the Company utilizing the Company’s estimation as to an amount at which an asset could be exchanged between knowledgeable and willing parties in an arms length transaction.

38

In determining the Fair Value of the abovementioned shares issued as compensation, the Company took into account factors including the financial condition of the Company at the time of grant , the Company’s lack of profitability, the frequency and amount of cash sales of the Company’s stock, and the Company’s negative working capital as of the time of grant. The Company shall recognize an expense of $10 in the relevant accounting period in connection with the abovementioned issuance of 100,000 shares of the Company’s Series M Preferred stock.

On July 10, 2017 the Company issued 100,000 common shares to the Chairman of the Company’s Business Advisory Board for consideration of $100,000.

On July 10, 2017 the Company issued 500,000 common shares to the Chairman of the Company’s Business Advisory Board as consideration for services.

The common shares were issued pursuant to the terms and conditions of that agreement (“Agreement”) by and between the Company and the Chairman whereby the Chairman shall serve as Chairman of Zander’s Business Advisory Board.

The term of the Agreement shall commence on June 23, 2017 and shall expire on June 23, 2020. The term of the Agreement may be extended by mutual agreement.

Pursuant to the Agreement:

(a)	The Chairman shall, for so long as he remains a member of the Business Advisory Board, meet with Zander upon written request, at dates and times mutually agreeable to the Chairman and Zander, to discuss any matter involving Zander or its Subsidiaries
(b)	Identify and introduce to Zander persons to serve as members of Zander's Business Advisory Board ("Advisory Candidates").
(c)	Identify and introduce to Zander potential purchasers of Zander's securities.

Pursuant to the Agreement:

(i)	The Chairman received 500,000 of the common shares of Zander.
(ii)	In the event that an Advisory Candidate identified and introduced by The Chairman to Zander serves as a member of the Business Advisory Board of Zander, The Chairman shall receive, ten business days subsequent to the completion of 12 months service by the Advisory Candidate as a member of the Business Advisory Board of Zander, a fee paid in the common shares of Zander, equal to 5% of any shares of Zander issued to the Advisory Candidate.

39

The abovementioned 500,000 shares of the Company’s common stock were issued at Fair Value. None of the abovementioned Shares which were issued as compensation are redeemable by the Company. Fair Value of the abovementioned securities issued as compensation has been determined by the Company utilizing the Company’s estimation as to an amount at which an asset could be exchanged between knowledgeable and willing parties in an arms length transaction.

In determining the Fair Value of the abovementioned shares issued as compensation, the Company took into account factors including the financial condition of the Company at the time of grant , the Company’s lack of profitability, the frequency and amount of cash sales of the Company’s stock, and the Company’s negative working capital as of the time of grant. The Company shall recognize an expense of $50 in the relevant accounting period in connection with the abovementioned issuance of 500,000 shares of the Company’s common stock.

On August 21, 2017 the Company issued 1,400,000 of its Series M Shares for Services:

400,000 of the abovementioned Series M Preferred shares were issued pursuant to the August Member Agreement previously described.

The abovementioned 400,000 shares of the Company’s Series M Preferred stock were issued at Fair Value. None of the abovementioned Shares which were issued as compensation are redeemable by the Company. Fair Value of the abovementioned securities issued as compensation has been determined by the Company utilizing the Company’s estimation as to an amount at which an asset could be exchanged between knowledgeable and willing parties in an arms length transaction.

In determining the Fair Value of the abovementioned shares issued as compensation, the Company took into account factors including the financial condition of the Company at the time of grant , the Company’s lack of profitability, the frequency and amount of cash sales of the Company’s stock, and the Company’s negative working capital as of the time of grant. The Company shall recognize an expense of $40 in the relevant accounting period in connection with the abovementioned issuance of 400,000 shares of the Company’s Series M Preferred stock.

500,000 of the abovementioned Series M Preferred Shares were issued to a member of the Company’s Scientific Advisory Board pursuant to an agreement entered into by and between the member and the Company on August 7, 2017 (“Agreement”).

Pursuant to the Agreement:

(a) the member shall advise Zander on various nominal matters regarding veterinary. ''Nominal" is defined as periodic conversations in which the member is asked for a referral to an appropriate researcher on a specific topic or input on research data Zander is developing.

(b) In the event the member is requested to provide research services, such services will be negotiated separately between the member and the Company.

40

The term of the Agreement is from August 17, 2017 to August 16, 2018

The abovementioned 500,000 shares of the Company’s Series M Preferred stock were issued at Fair Value. None of the abovementioned Shares which were issued as compensation are redeemable by the Company. Fair Value of the abovementioned securities issued as compensation has been determined by the Company utilizing the Company’s estimation as to an amount at which an asset could be exchanged between knowledgeable and willing parties in an arms length transaction.

In determining the Fair Value of the abovementioned shares issued as compensation, the Company took into account factors including the financial condition of the Company at the time of grant , the Company’s lack of profitability, the frequency and amount of cash sales of the Company’s stock, and the Company’s negative working capital as of the time of grant. The Company shall recognize an expense of $50 in the relevant accounting period in connection with the abovementioned issuance of 500,000 shares of the Company’s Series M Preferred stock.

An additional 500,000 of the abovementioned Series M Preferred Shares were issued to a member of the Company’s Scientific Advisory Board pursuant to an agreement entered into by and between the member and the Company on August 7, 2017 (“Agreement”).

Pursuant to the Agreement:

(a) the member shall advise Zander on various nominal matters regarding veterinary. ''Nominal" is defined as periodic conversations in which the member is asked for a referral to an appropriate researcher on a specific topic or input on research data Zander is developing.

(b) In the event the member is requested to provide research services, such services will be negotiated separately between the member and the Company.

The term of the Agreement is from August 17, 2017 to August 16, 2018

The abovementioned 500,000 shares of the Company’s Series M Preferred stock were issued at Fair Value. None of the abovementioned Shares which were issued as compensation are redeemable by the Company. Fair Value of the abovementioned securities issued as compensation has been determined by the Company utilizing the Company’s estimation as to an amount at which an asset could be exchanged between knowledgeable and willing parties in an arms length transaction.

In determining the Fair Value of the abovementioned shares issued as compensation, the Company took into account factors including the financial condition of the Company at the time of grant , the Company’s lack of profitability, the frequency and amount of cash sales of the Company’s stock, and the Company’s negative working capital as of the time of grant. The Company shall recognize an expense of $50 in the relevant accounting period in connection with the abovementioned issuance of 500,000 shares of the Company’s Series M Preferred stock.

On September 15, 2017 the Company issued 200 of the Series AA Preferred Shares of the Company to the Company’s Chief Executive Officer in consideration of services rendered. The Shares were issued at the direction of the Board of Directors as bonuses to recognize contributions made by the recipient. The abovementioned 200 shares of the Company’s Series AA Preferred stock were issued at Fair Value. None of the abovementioned Shares which were issued as compensation are redeemable by the Company. Fair Value of the abovementioned securities issued as compensation has been determined by the Company utilizing the Company’s estimation as to an amount at which an asset could be exchanged between knowledgeable and willing parties in an arms length transaction.

In determining the Fair Value of the abovementioned shares issued as compensation, the Company took into account factors including the financial condition of the Company at the time of grant , the Company’s lack of profitability, the frequency and amount of cash sales of the Company’s stock, and the Company’s negative working capital as of the time of grant. The Company will recognize a nominal expense in connection with the abovementioned issuance.

41

NOTE 9. RESTATEMENT OF PREVIOUSLY ISSUED FINANCIAL STATEMENTS

Subsequent to the original issuance of Zander’s annual financial statements for the fiscal years ended June 30, 2016 and 2017 the Company determined that the following revisions are required:

For the Fiscal Year Ended June 30, 2016:

(a)	The inclusion in Retained Deficit of $1348 of Rental Expenses incurred by Entest Biomedical, Inc. benefitting the Company and $2,400 of salary expense incurred by Entest Biomedical, Inc. benefitting the Company
(b)	The reclassification of $101,118 Due to Shareholder as Due to Shareholder Related Party
(c)	The recognition during the year ended June 30, 2016 of :
(a)	$41,532 of Rental Expense incurred by Entest Biomedical, Inc. benefitting Zander
(b)	$72,000 of Salary Expense incurred by Entest Biomedical, Inc. benefitting Zander
(d)	The reclassification of $905 of General and Administrative expenses paid on behalf of Zander by Entest Biomedical, Inc. as General and Administrative Expenses paid by Related Party
(e)	Reclassification of increases Due to Shareholder in the Statement of Cash Flows as a noncash investing and financing activity

For the Fiscal Year Ended June 30, 2017:

(a)	The reclassification of 119,089 of Notes Payable as Notes Payable, Related Party
(b)	The reclassification of $104,931 of Accrued Expenses as Accrued Expenses , Related Party
(c)	The reclassification of $210,000 of Research and Development Costs as License Fees Due to Related Party
(d)	The reclassification of $2,000 of Research and Development Costs as Consulting Costs
(e)	The reclassification of $12,600 of Research and Development Costs as Contract Research Fees
(f)	The reclassification of $650 of General and Administrative Costs as Stock Payments to Related Party
(g)	The recognition of $72,000 of Salary Expense incurred by Entest Biomedical, Inc. benefitting Zander
(h)	The recognition of $38,502 of Rental Expense incurred by Entest Biomedical, Inc. benefitting Zander
(i)	Reclassification of decreases in Due to Shareholder in the Statement of Cash Flows as a noncash investing and financing activity

42

Zander Therapeutics, Inc
BALANCE SHEET

	June 30, 2017	Adjustments	June 30, 2016 (as restated)
ASSETS
CURRENT ASSETS
Cash	0		0

Total Current Assets	0		0

Total Assets			0
LIABILITIES
Current Liabilities:
Due to Shareholder	101,115	(101,115)	0
Due to Shareholder, Related Party	0	101,115	101,115

Total Liabilities	101,115		101,115

STOCKHOLDER'S EQUITY
Common Stock, Authorized 100,000,000, $0.0001 Par Value 1 share issued and outstanding as of June 30, 2016			0
Contributed Capital, Related Party	905	117,280	118,185
Retained Deficit	(102,020)	(117,280)	(219,300)
Total Stockholder's Equity	(101,115)		(101,115)
TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY

43

ZANDER THERAPEUTICS, INC.
BALANCE SHEET

	As of		As of
	June 30, 2017	Adjustments	June 30, 2017 (as restated)
ASSETS
CURRENT ASSETS
Cash	96,005		96,005

Total Current Assets	96,005		96,005

Total Assets	96,005		96,005
LIABILITIES
Current Liabilities:
Notes Payable	119,089	(119,089)	0
Notes Payable, Related Party	0	119,089	119,089
Accrued Expenses, Related Parties	0	104,931	104,931
Accrued Expenses	105,749	104,931	818
Total Liabilities	224,838		224,838

STOCKHOLDER'S EQUITY
Common Stock, Authorized 100,000,000, $0.0001 Par Value 3,008,001 shares issued and outstanding as of June 30, 2017	301		301
Preferred Stock, $0.0001 par value Authorized 50,000,000 as of June 30 2017
Series M Preferred Stock, $0.0001 par, Authorized 10,000,000 as of June 30, 2017; 0 shares and 7,500,000 shares outstanding as of June 30, 2016 and June 30, 2017 Respectively	750		750
Common Stock subscribed for but unissued , 0 and 100,000 shares as of June 30, 2016 and 2017 respectively	100,000		100,000
Additional Paid In Capital	120,814		120,814
Contributed Capital, Related Party	905	227,782	228,687
Retained Deficit	(351,603)	(227,782)	(579,385)
Total Stockholder's Equity	(128,833)		(128,833)
TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY	96,005		96,005

44

Zander Therapeutics, Inc
STATEMENT OF OPERATIONS

	Year Ended
	June 30, 2016	Adjustments	June 30, 2016 (as restated)
TOTAL REVENUES			0
COSTS AND EXPENSES
General and Administrative:
General and Administrative, Paid By Related Party	0	72,905	72,905
Stock Payments to Related Party
General and Administrative	905	(905)	0
Total General and Administrative	905	72,000	72,905
Rent, Paid By Related Party	0	41,532	41,532
Total Costs and Expenses	905		114,437
OPERATING LOSS	(905)	(113,532)	(114,437)
NET INCOME (LOSS) Before taxes	(905)	(113,532)	(114,437)
Income Taxes	0		0
NET INCOME (LOSS)	(905)	(113,532)	(114,437)
BASIC AND FULLY DILUTED EARNINGS (LOSS) PER SHARE	(905)		(114,437)
WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING	1		1

45

Zander Therapeutics, Inc
STATEMENT OF OPERATIONS

	Year Ended
	June 30, 2017	Adjustments	June 30, 2017 (as restated)
TOTAL REVENUES	0		0
COSTS AND EXPENSES
Research and Development:
Research and Development:	224,600	(224,600)	0
License Fees Due to Related Party		210,000	210,000
Consulting Costs		2,000	2,000
Contract Research Fees		12,600	12,600

Total Research and Development	224,600		224,600
General and Administrative:
General and Administrative, Paid By Related Party	0	72,000	72,000
Stock Payments to Related Party		650	650
General and Administrative	4,282	(650)	3,632
Total General and Administrative	4,282	72,000	76,282
Rent, Paid By Related Party	0	38,502	38,502
Consulting:

Consulting Costs	17,952		17,952
Total Consulting	17,952		17,952

Total Costs and Expenses	246,834	110,502	357,336

OPERATING LOSS	(246,834)	(110,502)	(357,336)
OTHER INCOME AND EXPENSES
Interest Income, Related Party		148	148
Interest Income	148	(148)	0
Interest Expense, Related Party	0	(2,079)	(2,079)
Interest Expense	(2,897)	(2,079)	(818)
Total Other Income ( Expenses)	(2,749)		(2,749)
NET INCOME (LOSS) Before taxes	(249,583)	(110,502)	(360,085)
Income Taxes	0		0
NET INCOME (LOSS)	(249,583)	(100,502)	(360,085)
BASIC AND FULLY DILUTED EARNINGS (LOSS) PER SHARE	(0.251)		(0.361)
WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING	996,297		996,297

46

Zander Therapeutics, Inc
STATEMENT OF CASH FLOWS

	Year Ended		Year Ended
	June 30, 2016	Adjustments	June 30, 2016 (as restated)
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income (Loss)	(905)		(114,437)
Adjustments to reconcile net Income (loss) to net cash
Changes in Operating Assets and Liabilities
Increase (Decrease) in Accrued Expenses	(100,000)	100,000	0

Net Cash provided by (used) in Operating Activities	(100,905)	(13,532)	(114,437)
CASH FLOWS FROM FINANCING ACTIVITIES
Increase(Decrease) in Due to Shareholder	100,000	(100,000)	0
Increase (Decrease) in Contributed Capital	905	113,532	114,437
Net Cash provided by (used) in Financing Activities	100,905	13,532	114,437

Net Increase (Decrease) in Cash	0		0

Cash at Beginning of Period	0		0
Cash at End of Period

Statement of Shareholders Equity

47

Zander Therapeutics, Inc
STATEMENT OF CASH FLOWS

	Year Ended		Year Ended
	June 30, 2017	Adjustments	June 30, 2017 (as restated)
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income (Loss)	(249,583)		(360,085)
Adjustments to reconcile net Income (loss) to net cash
Preferred Stock Issued for Expenses	750		750
Common Stock Issued for Expenses	101,115	(101,115)	0
Changes in Operating Assets and Liabilities
Increase (Decrease) in Accrued Expenses	105,749		105,749

Net Cash provided by (used) in Operating Activities	(41,969)	(211,617)	(253,586)
CASH FLOWS FROM FINANCING ACTIVITIES
Increase(Decrease) in Due to Shareholder	(101,115)	101,115	0
Increase (Decrease) in Contributed Capital	0	100,502	110,502
Increase (Decrease) in Notes Payable	119,089		119,089
Common Stock Issued for Cash	120,000		120,000
Net Cash provided by (used) in Financing Activities	137,974	211,617	349,591

Net Increase (Decrease) in Cash	96,005		96,005

Cash at Beginning of Period	0		0
Cash at End of Period	96,005		96,005

Supplemental Disclosure of Noncash investing and financing activities:
Common Shares issued for Debt	101,115

48

Zander Therapeutics, Inc.
Statement of Shareholders Equity for the Fiscal Years ended June 30, 2016 and June 30, 2017

	Contributed Capital
	As originally Presented	Adjustments	As Restated
Balance June 30, 2015	0	3,748	3,748
Additions to Contributed capital Fiscal Year Ended June 30, 2016	905	113,532	114,437
Balance June 30, 2016	905	117,280	118,185
Additions to Contributed capital Fiscal Year Ended June 30, 2017	0	110,502	110,502
Balance June 30, 2017	905	227,782	228,687

	Retained Deficit
	As originally Presented	Adjustments	As Restated
Balance June 30, 2015	(101,115)	(3,748)	(104,863)
Net Loss for Year Ended June 30, 2016	(905)	(113,532)	(114,437)
Net Loss for Year Ended June 30, 2017	(249,583)	(110,502)	(360,085)
Balance June 30, 2016	(102,020)	(117,280)	(219,300)
Balance June 30, 2017	(351,603)	(227,782)	(579,385)

NOTE 10. SUBSEQUENT EVENTS

On October 30, Zander issued 900,000 of its common shares for consideration of $900,000.

49

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

Zander Therapeutics, Inc.

We have audited the accompanying balance sheets (restated) of Zander Therapeutics, Inc. as of June 30, 2017 and June 30, 2016 and the related statements of operations (restated), stockholders’ equity (deficit) (restated), and cash flows (restated) for each of the years in the two-year period ended June 30, 2017. Zander Therapeutics, Inc.’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements (restated) referred to above present fairly, in all material respects, the financial position of Zander Therapeutics, Inc. as of June 30, 2017 and June 30, 2016, and the results of its operations and its cash flows for each of the years in the two-year period ended June 30, 2017 in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 10 of the financial statements (restated), the 2017 and 2016 financial statements have been restated to correct errors.

The accompanying financial statements (restated) have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has no revenues, has negative working capital at June 30, 2017 and June 30, 2016, has incurred recurring losses and recurring negative cash flow from operating activities, and has an accumulated deficit which raises substantial doubt about its ability to continue as a going concern. Management’s plans concerning these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ AMC Auditing

AMC Auditing

Las Vegas, Nevada

September 5, 2017, except for the disclosure and effects of the matters described in Note 10, as to which the date is January 10, 2018

50

Zander Therapeutics, Inc
BALANCE SHEET

	As of	As of
	June 30, 2017	June 30, 2016
	(as restated)	(as restated)
ASSETS
CURRENT ASSETS
Cash	96,005	0
Total Current Assets	96,005	0
Total Assets	96,005	0
LIABILITIES
Current Liabilities:
Due to Shareholder, Related Party	0	101,115
Notes Payable, Related Party	119,089	0
Accrued Expenses, Related Parties	104,931	0
Accrued Expenses	818
Total Current Liabilities	224,838	101,115
Total Liabilities	224,838	101,115

STOCKHOLDER'S EQUITY
Common Stock, Authorized 100,000,000, $0.0001 Par Value 1 shares and 3,008,001 shares issued and outstanding as of June 30, 2016 and June 30, 2017 respectively	301	0
Preferred Stock, $0.0001 par value Authorized 0 and 50,000,000 as of June 30, 2016 and 2017, respectively
Series M Preferred Stock, $0.0001 par, Authorized 0 and 10,000,000 as of June 30, 2016 and 2017 respectively; 0 shares and 7,500,000 shares outstanding as of June 30, 2016 and June 30, 2017 Respectively	750	0
Common Stock subscribed for but unissued , 0 and 100,000 shares as of June 30, 2016 and 2017 respectively	100,000
Additional Paid In Capital	120,814	0
Contributed Capital, Related Party	228,687	118,185
Retained Deficit	(579,385)	(219,300)
Total Stockholder's Equity	(128,833)	(101,115)
TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY	96,005	0

The Accompanying Notes are an Integral Part of These Financial Statements

51

Zander Therapeutics, Inc
STATEMENT OF OPERATIONS
(as restated)

	Year Ended
	June 30, 2017	June 30, 2016
TOTAL REVENUES	0	0
COSTS AND EXPENSES
Research and Development:
License Fees Due to Related Party	210,000	0
Consulting Costs	2,000	0
Contract Research Fees	12,600	0

Total Research and Development	224,600	0
General and Administrative:
General and Administrative, Paid By Related Party	72,000	72,905
Stock Payments to Related Party	650	0
General and Administrative	3,632	0
Total General and Administrative	76,282	72,905
Rent, Paid By Related Party	38,502	41,532
Consulting:
Consulting Costs	17,952	0
Total Consulting	17,952	0

Total Costs and Expenses	357,336	114,437

OPERATING LOSS	(357,336)	(114,437)
OTHER INCOME AND EXPENSES
Interest Income, Related Party	148	0
Interest Expense, Related Party	(2,079)	0
Interest Expense	(818)	0
Total Other Income ( Expenses)	(2,749)	0
NET INCOME (LOSS) Before taxes	(360,085)	(114,437)
Income Taxes	0	0
NET INCOME (LOSS)	(360,085)	(114,437)
BASIC AND FULLY DILUTED EARNINGS (LOSS) PER SHARE	(0.361)	(114,437)
WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING	996,297	1

The Accompanying Notes are an Integral Part of These Financial Statements

52

Zander Therapeutics, Inc
STATEMENT OF SHAREHOLDERS EQUITY
For the period from July 1 2015 To June 30, 2017
(As Restated)

	Common		Series M Preferred
	Shares	Amount	Shares	Amount	Additional Paid-in Capital	Common Stock Subscribed For but Unissued	Contributed Capital	Retained Earnings	Total
Balance June 30, 2015	1	0			0		3,748	(104,863)	(101,115)
Additions to Contributed
Capital							114,437		114,437
Net Loss								(114,437)	(114,437)
Balance June 30, 2016	1	0			0		118,185	(219,300)	(101,115)
Additions to Contributed Capital							110,502		110,502
Shares issued to Parent , March 1 , 2017	3,000,000	300			100,815				101,115
Shares issued for cash April 10, 2017	8,000	1			19,999				20,000
Shares issued for services June 15 2017			7,500,000	750					750
Common Shares Subscribed but Unissued June 22, 2017						100,000			100,000
Net Loss								(360,085)	(360,085)
Balance June 30, 2017	3,008,001	301	7,500,000	750	120,814	100,000	228,687	(579,385)	(128,833)

The Accompanying Notes are an Integral Part of These Financial Statements

53

Zander Therapeutics, Inc
STATEMENT OF CASH FLOWS
(As Restated)

	Year Ended
	June 30, 2017	June 30, 2016
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income (Loss)	(360,085)	(114,437)
Adjustments to reconcile net Income (loss) to net cash
Preferred Stock Issued for Expenses	750	0
Changes in Operating Assets and Liabilities
Increase (Decrease) in Accrued Expenses	105,749	0
Net Cash provided by (used) in Operating Activities	(253,586)	(114,437)
CASH FLOWS FROM FINANCING ACTIVITIES
Increase (Decrease) in Contributed Capital	110,502	114,437
Increase (Decrease) in Notes Payable	119,089	0
Common Stock Issued for Cash	120,000	0
Net Cash provided by (used) in Financing Activities	349,591	114,437

Net Increase (Decrease) in Cash	96,005	0

Cash at Beginning of Period	0	0
Cash at End of Period	96,005	0

Supplemental Disclosure of Noncash investing and financing activities:
Common Shares issued for Debt	101,115	0

The Accompanying Notes are an Integral Part of These Financial Statements

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ZANDER THERAPEUTICS, INC.

Notes to Financial Statements

As of June 30, 2017

NOTE 1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Zander Therapeutics , Inc. (“Company”) was organized June 18, 2015 under the laws of the State of Nevada. The Company is a majority subsidiary of Entest Biomedical, Inc., a Nevada corporation.

The Company intends to engage primarily in the development of veterinary medical applications which we intend to license from other entities as well as develop internally.

A. BASIS OF ACCOUNTING

The financial statements have been prepared using the basis of accounting generally accepted in the United States of America. Under this basis of accounting, revenues are recorded as earned and expenses are recorded at the time liabilities are incurred. The Company has adopted an June 30year-end.

B. USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

C. CASH EQUIVALENTS

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

D. PROPERTY AND EQUIPMENT

Property and equipment are recorded at cost. Maintenance and repairs are expensed in the year in which they are incurred. Expenditures that enhance the value of property and equipment are capitalized.

E. FAIR VALUE OF FINANCIAL INSTRUMENTS

Fair value is the price that would be received for an asset or the exit price that would be paid to transfer a liability in the principal or most advantageous market in an orderly transaction between market participants on the measurement date.  A fair value hierarchy requires an entity to maximize the use of observable inputs, where available. The following summarizes the three levels of inputs required by the standard that the Company uses to measure fair value:

Level 1:  Quoted prices in active markets for identical assets or liabilities

Level 2:  Observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the related assets or liabilities.

Level 3:  Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities

F. INCOME TAXES

The Company accounts for income taxes using the liability method prescribed by ASC 740, “Income Taxes.” Under this method, deferred tax assets and liabilities are determined based on the difference between the financial reporting and tax bases of assets and liabilities using enacted tax rates that will be in effect in the year in which the differences are expected to reverse. The Company records a valuation allowance to offset deferred tax assets if based on the weight of available evidence, it is more-likely-than-not that some portion, or all, of the deferred tax assets will not be realized. The effect on deferred taxes of a change in tax rates is recognized as income or loss in the period that includes the enactment date.

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The Company applied the provisions of ASC 740-10-50, “Accounting For Uncertainty In Income Taxes”, which provides clarification related to the process associated with accounting for uncertain tax positions recognized in our financial statements. Audit periods remain open for review until the statute of limitations has passed. The completion of review or the expiration of the statute of limitations for a given audit period could result in an adjustment to the Company’s liability for income taxes. Any such adjustment could be material to the Company’s results of operations for any given quarterly or annual period based, in part, upon the results of operations for the given period. As of June 30,2017 the Company had no uncertain tax positions, and will continue to evaluate for uncertain positions in the future.

The Company generated a deferred tax credit through net operating loss carry forward.  However, a valuation allowance of 100% has been established.

Interest and penalties on tax deficiencies recognized in accordance with ACS accounting standards are classified as income taxes in accordance with ASC Topic 740-10-50-19.

G.  BASIC EARNINGS (LOSS) PER SHARE

The Financial Accounting Standards Board (FASB) issued Accounting Standards Codification (ASC) 260, "Earnings Per Share", which specifies the computation, presentation and disclosure requirements for earnings (loss) per share for entities with publicly held common stock. ASC 260 requires the presentation of basic earnings (loss) per share and diluted earnings (loss) per share. The Company has adopted the provisions of ASC 260 effective from inception.

Basic net loss per share amounts is computed by dividing the net income by the weighted average number of common shares outstanding.

H. ADVERTISING

Costs associated with advertising are charged to expense as incurred. Advertising expenses were $0 for the years ended June 30, 2016 and June 30 2017.

II. RESEARCH AND DEVELOPMENT COSTS

Research and development expenses relate primarily to the cost of discovery and research programs. Research and development costs are charged to expense as incurred. Research and development expenses consist mainly of License Fees paid to Regen Biopharma, Inc, fees paid to Contract Research Organizations conducting studies on the Company’s behalf, and fees paid to consultants conducting research studies.

J. STOCK BASED COMPENSATION

Stock Based compensation to non-employees is accounted for in accordance with ASC 505-50. ASC 505-50 requires entities to account for non-employee equity transactions based on either the fair value of the services received or the fair value of the equity instrument issued utilizing whichever measurement is most reliable. Stock issued for compensation to non employees during the fiscal year ended June 30, 2017 were accounted for at the fair value of the equity instruments issued as, since the shares were issued as bonuses to recognize the non employees contributions to the Company, there were no dollar amounts billed to the Company for services rendered by the non employees .

Stock based compensation to employees is accounted for at the award’s fair value at grant, less the amount (if any) paid by the award recipient.

Fair Value of shares granted during the year ended June 30, 2017 has been determined by the Company utilizing the Company’s estimation as to an amount at which an asset could be exchanged between knowledgeable and willing parties in an arms length transaction.

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In determining the Fair Value of shares issued as compensation, the Company took into account factors including the financial condition of the Company at the time of grant , the Company’s lack of profitability, the frequency and amount of cash sales of the Company’s stock, and the Company’s negative working capital as of the time of grant.

During the year ended June 30, 2017 the Company recognized a compensation expense of $600 for stock compensation for non employee services and $150 for stock compensation for employee services.

NOTE 2 .  RECENT ACCOUNTING PRONOUNCEMENTS

June 2014, the Financial Accounting Standards Board issued Accounting Standards Update No. 2014-10, which eliminated certain financial reporting requirements of companies previously identified as "Development Stage Entities" (Topic 915). The amendments in this ASU simplify accounting guidance by removing all incremental financial reporting requirements for development stage entities. The amendments also reduce data maintenance and, for those entities subject to audit, audit costs by eliminating the requirement for development stage entities to present inception-to-date information in the statements of income, cash flows, and shareholder equity. Early application of each of the amendments is permitted for any annual reporting period or interim period for which the entity's financial statements have not yet been issued (public business entities) or made available for issuance (other entities). Upon adoption, entities will no longer present or disclose any information required by Topic 915. The Company has adopted this standard.

The following accounting standards updates were recently issued and have not yet been adopted by the Company. These standards are currently under review to determine their impact on the Company’s consolidated financial position, results of operations, or cash flows.

In May 2014, FASB issued Accounting Standards Update (ASU) No. 2014-09, Revenue from Contracts with Customers. The revenue recognition standard affects all entities that have contracts with customers, except for certain items. The new revenue recognition standard eliminates the transaction-and industry-specific revenue recognition guidance under current GAAP and replaces it with a principle-based approach for determining revenue recognition. Public entities are required to adopt the revenue recognition standard for reporting periods beginning after December 15, 2016, and interim and annual reporting periods thereafter. Early adoption is not permitted for public entities. The Company has reviewed the applicable ASU and has not, at the current time, quantified the effects of this pronouncement, however it believes that there will be no material effect on the consolidated financial statements.

In June 2014, FASB issued Accounting Standards Update (ASU) No. 2014-12 Compensation — Stock Compensation (Topic 718), Accounting for Share-Based Payments When the Terms of an Award Provide That a Performance Target Could Be Achieved after the Requisite Service Period. A performance target in a share-based payment that affects vesting and that could be achieved after the requisite service period should be accounted for as a performance condition under Accounting Standards Codification (ASC) 718, Compensation — Stock Compensation. As a result, the target is not reflected in the estimation of the award's grant date fair value. Compensation cost would be recognized over the required service period, if it is probable that the performance condition will be achieved. The guidance is effective for annual periods beginning after 15 December 2015 and interim periods within those annual periods. Early adoption is permitted. The Company has reviewed the applicable ASU and has not, at the current time, quantified the effects of this pronouncement, however it believes that there will be no material effect on the consolidated financial statements.

In August2014, FASB issued Accounting Standards Update (ASU) No. 2014-15 Preparation of Financial Statements – Going Concern (Subtopic 205-40), Disclosure of Uncertainties about an Entity's Ability to Continue as a Going Concern. Under generally accepted accounting principles (GAAP), continuation of a reporting entity as a going concern is presumed as the basis for preparing financial statements unless and until the entity's liquidation becomes imminent. Preparation of financial statements under this presumption is commonly referred to as the going concern basis of accounting. If and when an entity's liquidation becomes imminent, financial statements should be prepared under the liquidation basis of accounting in accordance with Subtopic 205-30, Presentation of Financial Statements—Liquidation Basis of Accounting. Even when an entity's liquidation is not imminent, there may be conditions or events that raise substantial doubt about the entity's ability to continue as a going concern. In those situations, financial statements should continue to be prepared under the going concern basis of accounting, but the amendments in this Update should be followed to determine whether to disclose information about the relevant conditions and events. The amendments in this Update are effective for the annual period ending after December 15, 2016, and for annual periods and interim periods thereafter. Early application is permitted. The Company will evaluate the going concern considerations in this ASU, however, at the current period, management does not believe that it has met the conditions which would subject these financial statements for additional disclosure.

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NOTE 3. GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company generated net losses of $ 579,385 during the period from June 18, 2015 (inception) through June 30, 2017. This condition raises substantial doubt about the Company's ability to continue as a going concern. The Company's continuation as a going concern is dependent on its ability to meet its obligations, to obtain additional financing as may be required and ultimately to attain profitability. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Management plans to raise additional funds by offering securities for cash. Management has yet to decide what type of offering the Company will use or how much capital the Company will raise. There is no guarantee that the Company will be able to raise any capital through any type of offerings.

NOTE 4. INCOME TAXES

As of June 30, 2017

Deferred tax assets:
Net operating tax carry forwards	$196,990
Other	-0-
Gross deferred tax assets	196,990
Valuation allowance	(196,990)
Net deferred tax assets	$-0-

As of  June 30 ,  2017 the Company has a  Deferred Tax Asset of  $196,990 completely attributable to net operating loss carry forwards  of approximately $579,385   ( which expire 20 years from the date the loss was incurred) ..

Realization of deferred tax assets is dependent upon sufficient future taxable income during the period that deductible temporary differences and carry forwards are expected to be available to reduce taxable income. The achievement of required future taxable income is uncertain. As a result, the Company has the Company recorded a valuation allowance reducing all deferred tax assets to 0.

Income tax is calculated at the 34% Federal Corporate Rate.

NOTE 5. NOTES PAYABLE

As of June 30, 2017
Entest Biomedical, Inc. ( Note 6)	$119,089

$119,089 lent to the Company by Entest Biomedical,Inc. is due and payable at the demand of the holder and bears simple interest at a rate of 10% per annum.

As of June 30, 2017 Entest Biomedical, Inc. owned 76.13% of the share capital and voting power of the Company. David R. Koos serves as Chairman and Chief Executive Officer of both Entest Biomedical,Inc. and the Company.

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NOTE 6. RELATED PARTY TRANSACTIONS

The Company utilizes approximately 2,300 square feet of office space at 4700 Spring Street, Suite 304, La Mesa California, 91941provided to the Company by Entest BioMedical, Inc. on a month to month basis free of charge. The Chief Executive Officer of Entest Biomedical Inc. is David R. Koos who also serves as the Chief Executive Officer of the Company.

As of June 30, 2017 the Company has received capital contributions from Entest Biomedical, Inc. totaling $228,687.

On June 23, 2015 Regen Biopharma, Inc. ( “Regen”) entered into an agreement (“Agreement”) with The Company whereby Regen granted to The Company an exclusive worldwide right and license for the development and commercialization of certain intellectual property controlled by Regen (“ License IP”) for non-human veterinary therapeutic use for a term of fifteen years.

Pursuant to the Agreement, The Company shall pay to Regen one-time, non-refundable, upfront payment of one hundred thousand US dollars ($100,000) as a license initiation fee which must be paid within 90 days of June 23, 2015 and an annual non-refundable payment of one hundred thousand US dollars ($100,000) on July 15th, 2016 and each subsequent anniversary of the effective date of the Agreement

The abovementioned payments may be made, at The Company’s discretion, in cash or newly issued common stock of The Company or in common stock of Entest BioMedical Inc. valued as of the lowest closing price on the principal exchange upon which said common stock trades publicly within the 14 trading days prior to issuance.

Pursuant to the Agreement, The Company shall pay to Regen royalties equal to four percent (4%) of the Net Sales , as such term is defined in the Agreement, of any Licensed Products, as such term is defined in the Agreement, in a Quarter.

Pursuant to the Agreement, The Company will pay Regen ten percent (10%) of all consideration (in the case of in-kind consideration, at fair market value as monetary consideration) received by The Company from sublicensees ( excluding royalties from sublicensees based on Net Sales of any Licensed Products for which Regen receives payment pursuant to the terms and conditions of the Agreement).

The Company is obligated pay to Regen minimum annual royalties of ten thousand US dollars ($10,000) payable per year on each anniversary of the Effective Date of this Agreement, commencing on the second anniversary of June 23, 2015. This minimum annual royalty is only payable to the extent that royalty payments made during the preceding 12-month period do not exceed ten thousand US dollars ($10,000).

The Agreement may be terminated by Regen:

If The Company has not sold any Licensed Product by ten years of the effective date of the Agreement or The Company has not sold any Licensed Product for any twelve (12) month period after The Company’s first commercial sale of a Licensed Product.

The Agreement may be terminated by The Company with regard to any of the License IP if by five years from the date of execution of the Agreement a patent has not been granted by the United States patent and Trademark Office to Regen with regard to that License IP.

The Agreement may be terminated by The Company with regard to any of the License IP if a patent that has been granted by the United States patent and Trademark Office to Regen with regard to that License IP is terminated.

The Agreement may be terminated by either party in the event of a material breach by the other party.

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The Chairman and Chief Executive Officer of Regen is David R. Koos who also serves as the Chairman and Chief Executive Officer of the Company.

The President of Regen is Harry Lander who also serves as President of the Company.

The Chief Financial Officer of Regen is Todd Caven who also serves as Chief Financial Officer of the Company.

As of June 30, 2017 a $100,000 anniversary fee and $2,852 of minimum royalties payable by the Company pursuant to the Agreement remained in arrears. On July 24, 2017 Entest Biomedical, Inc. issued 102,852 of its Non Voting Convertible Preferred Stock (“ Shares”) to Regen in satisfaction of $102,852 of liabilities incurred pursuant to the Agreement.

On March 1, 2017 the Company issued 3,000,000 common shares to Entest Biomedical, Inc. Consideration rendered to the Company by Entest Biomedical, Inc. consisted of payment by Entest Biomedical, Inc. on behalf of the Company of a license initiation fee of $100,000 owed by the Company to Regen and incorporation costs of $1,115 borne by Entest Biomedical, Inc. on behalf of the Company .

On June 15, 2017 the Company issued 5,000,000 Series M Preferred Shares to Entest Biomedical, Inc. in consideration of services rendered.

On June 15, 2017 the Company issued 500,000 Series M Preferred Shares to David Koos in consideration of services rendered

On June 15, 2017 the Company issued 500,000 Series M Preferred Shares to Todd Caven in consideration of services rendered.

On June 15, 2017 the Company issued 500,000 Series M Preferred Shares to Harry Lander in consideration of services rendered

$119,089 owed by the Company to Entest Biomedical,Inc. as of June 30, 2017 is due and payable at the demand of the holder and bears simple interest at a rate of 10% per annum. During the year ended June 30, 2017 the Company made principal payments of $69,000 to Entest Biomedical Inc. As of June 30, 2017 the Company owes $2,079 of accrued interest to Entest Biomedical, Inc.

NOTE 7. STOCKHOLDERS' EQUITY

The stockholders' equity section of the Company contains the following classes of capital stock as June 30, 2017:

Common stock, $ 0.0001 par value; 100,000,000 shares authorized: 3,008,001 shares issued and outstanding.

With respect to each matter submitted to a vote of stockholders of the Corporation, each holder of Common Stock shall be entitled to cast that number of votes which is equivalent to the number of shares of Common Stock owned by such holder times one (1).

On any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of the Common Stock shall receive, out of assets legally available for distribution to the Company's stockholders, a ratable share in the assets of the Corporation.

Preferred Stock, $0.0001 par value, 50,000,000 shares authorized of which 10,000,000 is designated as Series M Preferred Stock: 7,500,000 shares of Series M Preferred Stock are issued and outstanding as of June 30, 2017,

With respect to each matter submitted to a vote of stockholders of the Corporation, each holder of Series M Preferred Stock shall be entitled to cast that number of votes which is equivalent to the number of shares of Series M Preferred Stock owned by such holder times one (1).

On any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of the Series M Preferred Stock shall receive, out of assets legally available for distribution to the Company's stockholders, a ratable share in the assets of the Corporation.

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NOTE 8. STOCK TRANSACTIONS

On March 1, 2017 the Company issued 3,000,000 of its common shares to Entest Biomedical, Inc. Consideration rendered to the Company by Entest Biomedical, Inc. consisted of payment by Entest Biomedical, Inc. on behalf of the Company of a license initiation fee of $100,000 owed by the Company to Regen and incorporation costs of $1,115 borne by Entest Biomedical, Inc. on behalf of the Company ..

On April 10, 2017 the Company issued 8,000 of its common shares for consideration consisting of $20,000.

On June 15, 2017 the Company issued 7,500,000 of its Series M Preferred Shares for services.

The Shares were issued at the direction of the Board of Directors as bonuses to recognize contributions made by the recipients.

5,000,000 of the Shares were issued to Entest Biomedical, Inc., a related party, and were valued at the fair value of the shares as of the date of the grant. A compensation expense of $500 was recognized by the Company in connection with the issuance of these shares.

500,000 of the Shares were issued to each of David Koos ( the Company’s Chairman and Chief Executive Officer) , Harry Lander ( the Company’s President and Chief Scientific Officer) and Todd Caven ( the Company’s Chief Financial Officer) and were valued at the fair value of the shares as of the date of the grant. A compensation expense of $150 was recognized by the Company in connection with the issuance of these shares.

500,000 of the Shares were issued to each of two consultants and were valued at the fair value of the shares as of the date of the grant. A compensation expense of $100 was recognized by the Company in connection with the issuance of these shares.

None of the abovementioned Shares which were issued as compensation are redeemable by the Company. Fair Value of the abovementioned securities issued as compensation has been determined by the Company utilizing the Company’s estimation as to an amount at which an asset could be exchanged between knowledgeable and willing parties in an arms length transaction.

In determining the Fair Value of the abovementioned shares issued as compensation, the Company took into account factors including the financial condition of the Company at the time of grant , the Company’s lack of profitability, the frequency and amount of cash sales of the Company’s stock, and the Company’s negative working capital as of the time of grant

On June 20, 2017 the Company entered into an agreement with the Chairman of the Company’s Business Advisory Board whereby such individual would purchase 100,000 of the Company’s Common Shares for consideration of $100,000. Payment was made to the Company on June 22, 2017. As of June 30, 2017 the aforementioned 100,000 Common Shares have not been issued.

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NOTE 9. SUBSEQUENT EVENTS

On July 10, 2017 the Company issued 100,000 of its Series M Shares for Services.

The shares were issued to a member of the Company’s Scientific Advisory Board pursuant to an agreement entered into by and between the member and the Company on June 20, 2017 which was superseded by an agreement by and between the member and the Company entered into on August 16th 2017 (“August Member Agreement”).

It was agreed by the parties that the 100,000 Series M Shares issued to the member would be considered part of the compensation due pursuant to the August Member Agreement.

Pursuant to the August Member Agreement:

(a) the member shall advise Zander on various nominal matters regarding veterinary. ''Nominal" is defined as periodic conversations in which the member is asked for a referral to an appropriate researcher on a specific topic or input on research data Zander is developing.

(b) In the event the member is requested to provide research services, such services will be negotiated separately between the member and the Company.

The term of the August Member Agreement is from August 17, 2017 to August 18, 2018.

The abovementioned 100,000 shares of the Company’s Series M Preferred stock were issued at Fair Value. None of the abovementioned Shares which were issued as compensation are redeemable by the Company. Fair Value of the abovementioned securities issued as compensation has been determined by the Company utilizing the Company’s estimation as to an amount at which an asset could be exchanged between knowledgeable and willing parties in an arms length transaction.

In determining the Fair Value of the abovementioned shares issued as compensation, the Company took into account factors including the financial condition of the Company at the time of grant , the Company’s lack of profitability, the frequency and amount of cash sales of the Company’s stock, and the Company’s negative working capital as of the time of grant. The Company shall recognize an expense of $10 in the relevant accounting period in connection with the abovementioned issuance of 100,000 shares of the Company’s Series M Preferred stock.

On July 10, 2017 the Company issued 100,000 common shares to the Chairman of the Company’s Business Advisory Board for consideration of $100,000.

On July 10, 2017 the Company issued 500,000 common shares to the Chairman of the Company’s Business Advisory Board as consideration for services.

The common shares were issued pursuant to the terms and conditions of that agreement (“Agreement”) by and between the Company and the Chairman whereby the Chairman shall serve as Chairman of Zander’s Business Advisory Board.

The term of the Agreement shall commence on June 23, 2017 and shall expire on June 23, 2020. The term of the Agreement may be extended by mutual agreement.

Pursuant to the Agreement:

(a)	The Chairman shall, for so long as he remains a member of the Business Advisory Board, meet with Zander upon written request, at dates and times mutually agreeable to the Chairman and Zander, to discuss any matter involving Zander or its Subsidiaries
(b)	Identify and introduce to Zander persons to serve as members of Zander's Business Advisory Board ("Advisory Candidates").
(c)	Identify and introduce to Zander potential purchasers of Zander's securities.

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Pursuant to the Agreement:

(i)	The Chairman received 500,000 of the common shares of Zander.
(ii)	In the event that an Advisory Candidate identified and introduced by The Chairman to Zander serves as a member of the Business Advisory Board of Zander, The Chairman shall receive, ten business days subsequent to the completion of 12 months service by the Advisory Candidate as a member of the Business Advisory Board of Zander, a fee paid in the common shares of Zander, equal to 5% of any shares of Zander issued to the Advisory Candidate.

The abovementioned 500,000 shares of the Company’s common stock were issued at Fair Value. None of the abovementioned Shares which were issued as compensation are redeemable by the Company. Fair Value of the abovementioned securities issued as compensation has been determined by the Company utilizing the Company’s estimation as to an amount at which an asset could be exchanged between knowledgeable and willing parties in an arms length transaction.

In determining the Fair Value of the abovementioned shares issued as compensation, the Company took into account factors including the financial condition of the Company at the time of grant , the Company’s lack of profitability, the frequency and amount of cash sales of the Company’s stock, and the Company’s negative working capital as of the time of grant. The Company shall recognize an expense of $50 in the relevant accounting period in connection with the abovementioned issuance of 500,000 shares of the Company’s common stock.

On August 21, 2017 the Company issued 1,400,000 of its Series M Shares for Services:

400,000 of the abovementioned Series M Preferred shares were issued pursuant to the August Member Agreement previously described.

The abovementioned 400,000 shares of the Company’s Series M Preferred stock were issued at Fair Value. None of the abovementioned Shares which were issued as compensation are redeemable by the Company. Fair Value of the abovementioned securities issued as compensation has been determined by the Company utilizing the Company’s estimation as to an amount at which an asset could be exchanged between knowledgeable and willing parties in an arms length transaction.

In determining the Fair Value of the abovementioned shares issued as compensation, the Company took into account factors including the financial condition of the Company at the time of grant , the Company’s lack of profitability, the frequency and amount of cash sales of the Company’s stock, and the Company’s negative working capital as of the time of grant. The Company shall recognize an expense of $40 in the relevant accounting period in connection with the abovementioned issuance of 400,000 shares of the Company’s Series M Preferred stock.

500,000 of the abovementioned Series M Preferred Shares were issued to a member of the Company’s Scientific Advisory Board pursuant to an agreement entered into by and between the member and the Company on August 7, 2017 (“Agreement”).

Pursuant to the Agreement:

(a) the member shall advise Zander on various nominal matters regarding veterinary. ''Nominal" is defined as periodic conversations in which the member is asked for a referral to an appropriate researcher on a specific topic or input on research data Zander is developing.

(b) In the event the member is requested to provide research services, such services will be negotiated separately between the member and the Company.

The term of the Agreement is from August 17, 2017 to August 16, 2018

The abovementioned 500,000 shares of the Company’s Series M Preferred stock were issued at Fair Value. None of the abovementioned Shares which were issued as compensation are redeemable by the Company. Fair Value of the abovementioned securities issued as compensation has been determined by the Company utilizing the Company’s estimation as to an amount at which an asset could be exchanged between knowledgeable and willing parties in an arms length transaction.

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In determining the Fair Value of the abovementioned shares issued as compensation, the Company took into account factors including the financial condition of the Company at the time of grant , the Company’s lack of profitability, the frequency and amount of cash sales of the Company’s stock, and the Company’s negative working capital as of the time of grant. The Company shall recognize an expense of $50 in the relevant accounting period in connection with the abovementioned issuance of 500,000 shares of the Company’s Series M Preferred stock.

An additional 500,000 of the abovementioned Series M Preferred Shares were issued to a member of the Company’s Scientific Advisory Board pursuant to an agreement entered into by and between the member and the Company on August 7, 2017 (“Agreement”).

Pursuant to the Agreement:

(a) the member shall advise Zander on various nominal matters regarding veterinary. ''Nominal" is defined as periodic conversations in which the member is asked for a referral to an appropriate researcher on a specific topic or input on research data Zander is developing.

(b) In the event the member is requested to provide research services, such services will be negotiated separately between the member and the Company.

The term of the Agreement is from August 17, 2017 to August 16, 2018

The abovementioned 500,000 shares of the Company’s Series M Preferred stock were issued at Fair Value. None of the abovementioned Shares which were issued as compensation are redeemable by the Company. Fair Value of the abovementioned securities issued as compensation has been determined by the Company utilizing the Company’s estimation as to an amount at which an asset could be exchanged between knowledgeable and willing parties in an arms length transaction.

In determining the Fair Value of the abovementioned shares issued as compensation, the Company took into account factors including the financial condition of the Company at the time of grant , the Company’s lack of profitability, the frequency and amount of cash sales of the Company’s stock, and the Company’s negative working capital as of the time of grant. The Company shall recognize an expense of $50 in the relevant accounting period in connection with the abovementioned issuance of 500,000 shares of the Company’s Series M Preferred stock.

On September 14, 2017 the Company filed a Certificate of Designations with the Nevada Secretary of State authorizing a series of preferred stock will be designated as Series AA Preferred Stock (the “Series AA Preferred”) which series shall consist of One Million (1,000,000) shares having a par value of $0.0001 per share. With respect to each matter submitted to a vote of stockholders of the Corporation, each holder of Series AA Preferred Stock shall be entitled to cast that number of votes which is equivalent to the number of shares of Series AA Preferred Stock owned by such a holder times ten thousand. (10,000).

On September 15, 2017 the Company issued 200 of the Series AA Preferred Shares of the Company to the Company’s Chief Executive Officer in consideration of services rendered. The Shares were issued at the direction of the Board of Directors as bonuses to recognize contributions made by the recipient. The abovementioned 200 shares of the Company’s Series AA Preferred stock were issued at Fair Value. None of the abovementioned Shares which were issued as compensation are redeemable by the Company. Fair Value of the abovementioned securities issued as compensation has been determined by the Company utilizing the Company’s estimation as to an amount at which an asset could be exchanged between knowledgeable and willing parties in an arms length transaction.

In determining the Fair Value of the abovementioned shares issued as compensation, the Company took into account factors including the financial condition of the Company at the time of grant , the Company’s lack of profitability, the frequency and amount of cash sales of the Company’s stock, and the Company’s negative working capital as of the time of grant. The Company will recognize a nominal expense in connection with the abovementioned issuance.

On October 30, Zander issued 900,000 of its common shares for consideration of $900,000.

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NOTE 10. RESTATEMENT OF PREVIOUSLY ISSUED FINANCIAL STATEMENTS

Subsequent to the original issuance of Zander’s annual financial statements for the periods ended June 30, 2016 and June 30, 2017 the Company determined that the following revisions are required:

For the Fiscal Year Ended June 30, 2016:

(f)	The inclusion in Retained Deficit of $1348 of Rental Expenses incurred by Entest Biomedical, Inc. benefitting the Company and $2,400 of salary expense incurred by Entest Biomedical, Inc. benefitting the Company
(g)	The reclassification of $101,118 Due to Shareholder as Due to Shareholder Related Party
(h)	The recognition during the year ended June 30, 2016 of :
(c)	$41,532 of Rental Expense incurred by Entest Biomedical, Inc. benefitting Zander
(d)	$72,000 of Salary Expense incurred by Entest Biomedical, Inc. benefitting Zander
(i)	The reclassification of $905 of General and Administrative expenses paid on behalf of Zander by Entest Biomedical, Inc. as General and Administrative Expenses paid by Related Party
(j)	Reclassification of increases Due to Shareholder in the Statement of Cash Flows as a noncash investing and financing activity

For the Fiscal Year Ended June 30, 2017:

(g)	The reclassification of 119,089 of Notes Payable as Notes Payable, Related Party
(h)	The reclassification of $104,931 of Accrued Expenses as Accrued Expenses , Related Party
(i)	The reclassification of $210,000 of Research and Development Costs as License Fees Due to Related Party
(j)	The reclassification of $2,000 of Research and Development Costs as Consulting Costs
(k)	The reclassification of $12,600 of Research and Development Costs as Contract Research Fees
(l)	The reclassification of $650 of General and Administrative Costs as Stock Payments to Related Party
(j)	The recognition of $72,000 of Salary Expense incurred by Entest Biomedical, Inc. benefitting Zander
(k)	The recognition of $38,502 of Rental Expense incurred by Entest Biomedical, Inc. benefitting Zander
(l)	Reclassification of decreases in Due to Shareholder in the Statement of Cash Flows as a noncash investing and financing activity

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REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

Zander Therapeutics, Inc.

We have audited the accompanying balance sheets (restated) of Zander Therapeutics, Inc. as of June 30, 2017 and June 30, 2016 and the related statements of operations (restated), stockholders’ equity (deficit) (restated), and cash flows (restated) for each of the years in the two-year period ended June 30, 2017. Zander Therapeutics, Inc.’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements (restated) referred to above present fairly, in all material respects, the financial position of Zander Therapeutics, Inc. as of June 30, 2017 and June 30, 2016, and the results of its operations and its cash flows for each of the years in the two-year period ended June 30, 2017 in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 10 of the financial statements (restated), the 2017 and 2016 financial statements have been restated to correct errors.

The accompanying financial statements (restated) have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has no revenues, has negative working capital at June 30, 2017 and June 30, 2016, has incurred recurring losses and recurring negative cash flow from operating activities, and has an accumulated deficit which raises substantial doubt about its ability to continue as a going concern. Management’s plans concerning these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ AMC Auditing

AMC Auditing

Las Vegas, Nevada

September 5, 2017, except for the disclosure and effects of the matters described in Note 10, as to which the date is January 10, 2018.

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Zander Therapeutics, Inc
BALANCE SHEET
	As of		As of
	June 30, 2016	Adjustments	June 30, 2016 (as restated)
ASSETS
CURRENT ASSETS
Cash	0		0
Total Current Assets	0		0
Total Assets			0

LIABILITIES
Current Liabilities:
Due to Shareholder	101,115	(101,115)	0
Due to Shareholder, Related Party	0	101,115	101,115
Total Liabilities	101,115		101,115

STOCKHOLDER'S EQUITY
Common Stock, Authorized 100,000,000, $0.0001 Par Value 1 shares issued and outstanding as of June 30, 2016			0
Contributed Capital, Related Party	905	117,280	118,185
Retained Deficit	(102,020)	(117,280)	(219,300)
Total Stockholder's Equity	(101,115)		(101,115)
TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY

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ZANDER THERAPEUTICS, INC.
BALANCE SHEET

	As of		As of
	June 30, 2017	Adjustments	June 30, 2017 (as restated)
ASSETS
CURRENT ASSETS
Cash	96,005		96,005

Total Current Assets	96,005		96,005

Total Assets	96,005		96,005
LIABILITIES
Current Liabilities:
Notes Payable	119,089	(119,089)	0
Notes Payable, Related Party	0	119,089	119,089
Accrued Expenses, Related Parties	0	104,931	104,931
Accrued Expenses	105,749	104,931	818
Total Liabilities	224,838		224,838

STOCKHOLDER'S EQUITY
Common Stock, Authorized 100,000,000, $0.0001 Par Value 3,008,001 shares issued and outstanding as of June 30, 2017	301		301
Preferred Stock, $0.0001 par value Authorized 50,000,000 as of June 30 2017
Series M Preferred Stock, $0.0001 par, Authorized 10,000,000 as of June 30, 2017; 0 shares and 7,500,000 shares outstanding as of June 30, 2016 and June 30, 2017 Respectively	750		750
Common Stock subscribed for but unissued , 0 and 100,000 shares as of June 30, 2016 and 2017 respectively	100,000		100,000
Additional Paid In Capital	120,814		120,814
Contributed Capital, Related Party	905	227,782	228,687
Retained Deficit	(351,603)	(227,782)	(579,385)
Total Stockholder's Equity	(128,833)		(128,833)
TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY	96,005		96,005

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Zander Therapeutics, Inc
STATEMENT OF OPERATIONS

	Year Ended
	June 30, 2016	Adjustments	June 30, 2016 (as restated)
TOTAL REVENUES			0
COSTS AND EXPENSES
General and Administrative:
General and Administrative, Paid By Related Party	0	72,905	72,905
Stock Payments to Related Party
General and Administrative	905	(905)	0
Total General and Administrative	905	72,000	72,905
Rent, Paid By Related Party	0	41,532	41,532
Total Costs and Expenses	905		114,437
OPERATING LOSS	(905)	(113,532)	(114,437)
NET INCOME (LOSS) Before taxes	(905)	(113,532)	(114,437)
Income Taxes	0		0
NET INCOME (LOSS)	(905)	(113,532)	(114,437)
BASIC AND FULLY DILUTED EARNINGS (LOSS) PER SHARE	(905)		(114,437)
WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING	1		1

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Zander Therapeutics, Inc
STATEMENT OF OPERATIONS

	June 30, 2017	Adjustments	June 30, 2017 (as restated)
TOTAL REVENUES	0		0
COSTS AND EXPENSES
Research and Development:
Research and Development:	224,600	(224,600)	0
License Fees Due to Related Party		210,000	210,000
Consulting Costs		2,000	2,000
Contract Research Fees		12,600	12,600

Total Research and Development	224,600		224,600
General and Administrative:
General and Administrative, Paid By Related Party	0	72,000	72,000
Stock Payments to Related Party		650	650
General and Administrative	4,282	(650)	3,632
Total General and Administrative	4,282	72,000	76,282
Rent, Paid By Related Party	0	38,502	38,502
Consulting:
Consulting Costs	17,952		17,952
Total Consulting	17,952		17,952
Total Costs and Expenses	246,834	110,502	357,336

OPERATING LOSS	(246,834)	(110,502)	(357,336)
OTHER INCOME AND EXPENSES
Interest Income, Related Party		148	148
Interest Income	148	(148)	0
Interest Expense, Related Party	0	(2,079)	(2,079)
Interest Expense	(2,897)	(2,079)	(818)
Total Other Income (Expenses)	(2,749)		(2,749)
NET INCOME (LOSS) Before Taxes	(249,583)	(110,502)	(360,085)
Income Taxes	0		0
NET INCOME (LOSS)	(249,583)	(100,502)	(360,085)
BASIC AND FULLY DILUTED EARNINGS (LOSS) PER SHARE	(0.251)		(0.361)
WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING	996297		996297

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Zander Therapeutics, Inc
STATEMENT OF CASH FLOWS

	Year Ended		Year Ended
	June 30, 2016	Adjustments	June 30, 2016 (as restated)
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income (Loss)	(905)		(114,437)
Adjustments to reconcile net Income (loss) to net cash
Changes in Operating Assets and Liabilities
Increase (Decrease) in Accrued Expenses	(100,000)	100,000	0

Net Cash provided by (used) in Operating Activities	(100,905)	(13,532)	(114,437)
CASH FLOWS FROM FINANCING ACTIVITIES
Increase(Decrease) in Due to Shareholder	100,000	(100,000)	0
Increase (Decrease) in Contributed Capital	905	113,532	114,437
Net Cash provided by (used) in Financing Activities	100,905	13,532	114,437

Net Increase (Decrease) in Cash	0		0

Cash at Beginning of Period	0		0
Cash at End of Period

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Zander Therapeutics, Inc
STATEMENT OF CASH FLOWS

	Year Ended		Year Ended
	June 30, 2017	Adjustments	June 30, 2017 (as restated)
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income (Loss)	(249,583)		(360,085)
Adjustments to reconcile net Income (loss) to net cash
Preferred Stock Issued for Expenses	750		750
Common Stock Issued for Expenses	101,115	(101,115)	0
Changes in Operating Assets and Liabilities
Increase (Decrease) in Accrued Expenses	105,749		105,749

Net Cash provided by (used) in Operating Activities	(41,969)	(211,617)	(253,586)
CASH FLOWS FROM FINANCING ACTIVITIES
Increase(Decrease) in Due to Shareholder	(101,115)	101,115	0
Increase (Decrease) in Contributed Capital	0	100,502	110,502
Increase (Decrease) in Notes Payable	119,089		119,089
Common Stock Issued for Cash	120,000		120,000
Net Cash provided by (used) in Financing Activities	137,974	211,617	349,591

Net Increase (Decrease) in Cash	96,005		96,005

Cash at Beginning of Period	0		0
Cash at End of Period	96,005		96,005

Supplemental Disclosure of Noncash investing and financing activities:
Common Shares issued for Debt	101,115

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Zander Therapeutics, Inc.
Statement of Shareholders Equity for the Fiscal Years ended June 30, 2016 and June 30, 2017

	Contributed Capital
	As originally Presented	Adjustments	As Restated
Balance June 30, 2015	0	3,748	3,748
Additions to Contributed capital Fiscal Year Ended June 30, 2016	905	113,532	114,437
Balance June 30, 2016	905	117,280	118,185
Additions to Contributed capital Fiscal Year Ended June 30, 2017	0	110,502	110,502
Balance June 30, 2017	905	227,782	228,687

	Retained Deficit
	As originally Presented	Adjustments	As Restated
Balance June 30, 2015	(101,115)	(3,748)	(104,863)
Net Loss for Year Ended June 30, 2016	(905)	(113,532)	(114,437)
Net Loss for Year Ended June 30, 2017	(249,583)	(110,502)	(360,085)
Balance June 30, 2016	(102,020)	(117,280)	(219,300)
Balance June 30, 2017	(351,603)	(227,782)	(579,385)

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MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Critical Accounting Policies

Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards that have different effective dates for public and private companies. We have elected to take advantage of this extended transition period, and thus, our financial statements may not be comparable to those of other reporting companies.

Stock Based compensation to non-employees is accounted for in accordance with ASC 505-50. ASC 505-50 requires entities to account for non-employee equity transactions based on either the fair value of the services received or the fair value of the equity instrument issued utilizing whichever measurement is most reliable.

Stock based compensation to employees is accounted for at the award’s fair value at grant, less the amount (if any) paid by the award recipient.

Fair Value of shares granted is determined by the Company utilizing the Company’s estimation as to an amount at which an asset could be exchanged between knowledgeable and willing parties in an arms length transaction.

In determining the Fair Value of shares issued as compensation, the Company takes into account factors including the financial condition of the Company at the time of grant , the Company’s lack of profitability, the frequency and amount of cash sales of the Company’s stock, and the Company’s negative working capital as of the time of grant.

For the three months ended September 30,2017 and 2016

Revenues were $0 for the three months ended September 30, 2017 and $0 for the same period ended 2016. Net losses were $99,803 and $28,113 for the three months ended September 30, 2017 and 2016 respectively.

The increase in Net Losses of approximately 255% is primarily attributable to

(a)	Interest incurred on Notes Payable to Entest Biomedical, Inc. during the quarter ended September 30, 2017
(b)	$48,658 in consulting costs attributable to services provided by a third party consultant such services consisting of the sourcing for the benefit of the Company of veterinary contract research organizations.
(c)	$9,023 in Audit fees paid to the Company’s independent public accountant
(d)	$3,000 in expenses attributable to public relations
(e)	$142 in legal fees
(f)	$3,850 paid to a consultant for accounting related services
(g)	$1,710 in fees paid to the Company’s transfer agent
(h)	$1,446 in office related expenses

By contrast, during the same quarter ended 2016 , expenses recognized by the Company consisted solely of compensation expenses to the Company’s Chief Executive Officer and Rental Expense recognized for the use of office space, both of which were paid by Entest Biomedical, Inc.

During the quarter ended September 30, 2017 $154 in expenses were paid in stock.

For the Year Ended June 30, 2017 and 2016

Revenues were $0 for the year ended June 30, 2017 and $0 for the year ended June 30, 2016. Net losses were $360,085 and $114,437 for the years ended June 30 2017 and 2016 respectively.

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The increase in Net Losses of approximately 214% is primarily attributable to increases in expenses related to Research and Development which were $224,600 for the year ended June 30, 2017 as opposed to 0 for the same period ended 2016.

These expenses consisted of the following:

(i)	$200,000 of Anniversary Fees incurred pursuant to that license agreement entered into by and between the Company and Regen Biomedical, Inc.
(j)	$10,000 minimum royalty payment due and payable to Regen Biopharma, Inc. pursuant to that license agreement entered into by and between the Company and Regen Biomedical, Inc.
(k)	$12,600 of fees paid to Contract Research Organizations
(l)	$2,000 paid to a consultant

Other factors contributing to the rise in Net Losses during the year ended June 30, 2017 when compared to the same period ended 2016 include interest incurred on outstanding Notes Payable. By contrast, during the year ended June 30, 2016 expenses paid by the Company consisted of the recognition of salary expense of the Company’s Chief Executive Officer of $72,000 ( paid for by Entest Biomedical, Inc.), rental expenses and $905 in corporate fees also paid for by Entest Biomedical, Inc.

During the Year ended June 30, 2017 $750 of expenses were paid in stock.

Liquidity and Capital Resources

The Company’s cash and liquidity resources have historically been provided to a large degree by stock sales to and loans and capital contributions from ENTB. During the period beginning on September 30, 2016 and ending September 30, 2017 the Company had net borrowings from ENTB of $198,941 and issued three million common shares to ENTB in satisfaction of $101,115 due to ENTB incurred during the year ended June 30,2015. During the year ended June 30, 2017 the Company sold 108,000 common shares for cash consideration of $120,000. October 30, 2017 Zander issued 900,000 of its common shares for cash consideration of $900,000.

The Company plans to meet cash needs through selling its securities for cash. Management has yet to decide what type of offering the Company will use or how much capital the Company will raise. There is no guarantee that the Company will be able to raise any capital through any type of offering.

We cannot assure that we will be successful in obtaining additional financing necessary to implement our business plan.  We have not received any commitment or expression of interest from any financing source that has given us any assurance that we will obtain the amount of additional financing in the future that we currently anticipate.  For these and other reasons, we are not able to assure that we will obtain any additional financing or, if we are successful, that we can obtain any such financing on terms that may be reasonable in light of our current circumstances.

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CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

During our most two most recent fiscal year there have been no changes in or disagreements with our independent registered public accountant.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

David R. Koos

David R. Koos has served as Chairman of the Board of Directors, Chief Executive Officer, Secretary and Treasurer from inception to the date of this document. David R. Koos has served as and Acting Chief Financial Officer of the Company since inception to February 2017. David R. Koos has served as president of the Company since inception to February 2017.

Education:

DBA - Finance (December 2003)

Atlantic International University

Ph.D. - Sociology (September 2003)

Atlantic International University

MA - Sociology (June 1983)

University of California - Riverside, California

Five Year Employment History:

Position:	Company Name:	Employment Dates:
Chairman, President, Chief Executive Officer, Secretary, Chief Financial Officer, Principal Account Officer	Entest BioMedical, Inc	June 19, 2009 to the present
Chairman and CEO	Regen Biopharma, Inc.	April 24, 2012 to Present
Acting CFO	Regen Biopharma, Inc.	April 24, 2012 to February 11, 2015
President	Regen Biopharma, Inc.	May 29, 2013 to October 9, 2013
Chief Financial Officer, Principal Accounting Officer	Entest BioMedical, Inc	June 19, 2009 to March 31, 2010
Acting Chief Financial Officer, Principal Accounting Officer	Entest BioMedical, Inc	August 8, 2011 to the present
Chairman, President, CEO and Acting CFO	Bio-Matrix Scientific Group, Inc.	June 14, 2006 (Chairman) to Present; June 19, 2006 (President, CEO and Acting CFO); June 19, 2006 (Secretary) to Present

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Todd S. Caven

Todd S. Caven has served as our Chief Financial Officer since February 2017.

Mr. Caven earned a Bachelor’s degree in Accounting from the Tippie College of Business at the University of Iowa, and received an MBA from the J.L. Kellogg Graduate School of Management at Northwestern University.

Five Year Employment History:

Company Name	Position	Employment Dates
Regen Biopharma, Inc.	Chief Financial Officer	February 11, 2015 to present
Rock Ridge Enterprises LLC	Founder and Managing Member, Sole Member of the Board of Governors	October of 2003 to present
Saguaro Capital Partner LLC	Founder and Managing Member, Sole Member of the Board of Governors	March of 2009 to present
Obstetric Solutions and Interventions	Co-Founder and Chief Financial Officer, member of the Board of Directors	July of 2009 to March of 2012.

Dr. Harry Lander.

Dr. Harry Lander has served as the Company’s President and Chief Scientific Officer since February. Dr. .Lander received an MBA in Finance from The New York University Stern School of Business in New York City in 2001 and a Ph.D. in Biochemistry from the Cornell University Graduate School of Medical Sciences in 1992. Dr. Lander has also earned a Bachelor of Science in Biochemistry and a Bachelor of Science in Chemistry from State University of New York at Stony Brook in 1987.

Five Year Employment History:

Company Name	Position	Employment Dates
Regen Biopharma, Inc.	President	October 9, 2015 to present
Regen Biopharma, Inc.	Chief Scientific Officer	October 30, 2025 to Present
Sidra Medical and Research Center, Doha, Qatar	Research Chief	2013--2015
Weill Cornell Medical College, New York, NY	Assistant Provost	2012-2013
Weill Cornell Medical College, New York, NY	Assistant Provost,	2009-2012

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TRANSACTIONS WITH RELATED PERSONS

The Company utilizes approximately 2,300 square feet of office space at 4700 Spring Street, Suite 304, La Mesa California, 91941 provided to the Company by Entest BioMedical, Inc. on a month to month basis free of charge. The Chief Executive Officer of Entest Biomedical Inc. is David R. Koos who also serves as the Chief Executive Officer of the Company. A rental expense equal to the rent paid by ENTB for use of the space is recognized by the Company as a capital contribution from ENTB.For the fiscal year ended June 30, 2016 this expense was $41,532. For the fiscal year ended June 30, 2017 this expense was $38,502. For the quarter ended September 30, 2017 this expense was $8,998.

On June 23, 2015 Regen Biopharma, Inc. ( “Regen”) entered into an agreement (“Agreement”) with The Company whereby Regen granted to The Company an exclusive worldwide right and license for the development and commercialization of certain intellectual property controlled by Regen for non-human veterinary therapeutic use for a term of fifteen years. The Agreement was amended on September 12, 2017 to grant an exclusive worldwide right and license for the development and commercialization of all intellectual property controlled by Regen exclusive of trademarks, that intellectual property for which a license has been granted to Regen Biopharma, Inc. by Benitec Australia Limited on August 5, 2013, US Patent #8389708, and US Patent #8263571 (“License IP”) for non-human veterinary therapeutic use.

Pursuant to the Agreement, The Company shall pay to Regen one-time, non-refundable, upfront payment of one hundred thousand US dollars ($100,000) as a license initiation fee which must be paid within 90 days of June 23, 2015 and an annual non-refundable payment of one hundred thousand US dollars ($100,000) on July 15th, 2016 and each subsequent anniversary of the effective date of the Agreement

The abovementioned payments may be made, at The Company’s discretion, in cash or newly issued common stock of The Company or in common stock of Entest BioMedical Inc. valued as of the lowest closing price on the principal exchange upon which said common stock trades publicly within the 14 trading days prior to issuance.

Pursuant to the Agreement, The Company shall pay to Regen royalties equal to four percent (4%) of the Net Sales , as such term is defined in the Agreement, of any Licensed Products, as such term is defined in the Agreement, in a Quarter.

Pursuant to the Agreement, The Company will pay Regen ten percent (10%) of all consideration (in the case of in-kind consideration, at fair market value as monetary consideration) received by The Company from sublicensees ( excluding royalties from sublicensees based on Net Sales of any Licensed Products for which Regen receives payment pursuant to the terms and conditions of the Agreement).

The Company is obligated pay to Regen minimum annual royalties of ten thousand US dollars ($10,000) payable per year on each anniversary of the Effective Date of this Agreement, commencing on the second anniversary of June 23, 2015. This minimum annual royalty is only payable to the extent that royalty payments made during the preceding 12-month period do not exceed ten thousand US dollars ($10,000).

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The Agreement may be terminated by Regen:

If The Company has not sold any Licensed Product by ten years of the effective date of the Agreement or The Company has not sold any Licensed Product for any twelve (12) month period after The Company’s first commercial sale of a Licensed Product.

The Agreement may be terminated by The Company with regard to any of the License IP if by five years from the date of execution of the Agreement a patent has not been granted by the United States patent and Trademark Office to Regen with regard to that License IP.

The Agreement may be terminated by The Company with regard to any of the License IP if a patent that has been granted by the United States patent and Trademark Office to Regen with regard to that License IP is terminated.

The Agreement may be terminated by either party in the event of a material breach by the other party.

The Chairman and Chief Executive Officer of Regen is David R. Koos who also serves as the Chairman and Chief Executive Officer of the Company.

The President of Regen is Harry Lander who also serves as President of the Company.

The Chief Financial Officer of Regen is Todd Caven who also serves as Chief Financial Officer of the Company.

As of June 30, 2017 a $100,000 anniversary fee and $2,852 of minimum royalties payable by the Company pursuant to the Agreement remained in arrears. On July 24, 2017 Entest Biomedical, Inc. issued 102,852 of its Non Voting Convertible Preferred Stock (“ Shares”) to Regen in satisfaction of $102,852 of liabilities incurred pursuant to the Agreement.

On March 1, 2017 the Company issued 3,000,000 common shares to Entest Biomedical, Inc. Consideration rendered to the Company by Entest Biomedical, Inc. consisted of payment by Entest Biomedical, Inc. on behalf of the Company of a license initiation fee of $100,000 owed by the Company to Regen and incorporation costs of $1,115 borne by Entest Biomedical, Inc. on behalf of the Company .

On June 15, 2017 the Company issued 5,000,000 Series M Preferred Shares to Entest Biomedical, Inc. in consideration of services rendered. The expense recognized in connection with the issuance of shares was recorded at Fair Value which was calculated by the Company to be $500.

On June 15, 2017 the Company issued 500,000 Series M Preferred Shares to David Koos in consideration of services rendered. The expense recognized in connection with the issuance of shares was recorded at Fair Value which was calculated by the Company to be $50.

On June 15, 2017 the Company issued 500,000 Series M Preferred Shares to Todd Caven in consideration of services rendered. The expense recognized in connection with the issuance of shares was recorded at Fair Value which was calculated by the Company to be $50.

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On June 15, 2017 the Company issued 500,000 Series M Preferred Shares to Harry Lander in consideration of services rendered. The expense recognized in connection with the issuance of shares was recorded at Fair Value which was calculated by the Company to be $50.

On September 15, 2017 the Company issued 200 Series AA Preferred Shares to David Koos in consideration of services rendered. The expense recognized in connection with the issuance of shares was recorded at Fair Value which was calculated by the Company to be nominal.

During the period beginning on September 30, 2016 and ending on July 24th, 2017 ENTB has made aggregate loans to the Company of $221,941. This amount is payable on demand and carries simple interest at the rate of 10% During the period beginning on August 30, 2017 and ending on September 28, 2017 the Company has made principal repayments to ENTB of $23,000. As of September 30, 2017 the principal amount due to ENTB by the Company totals $198,941 and accrued interest of $6,911 is owed to ENTB by the Company.

During the period beginning with inception and ending on September 30, 2017 Entest Biomedical has made $304,333 in capital contributions to the Company.

The abovementioned preferred shares issued for services are not redeemable by the Company. The Company does not have any right to buy back the stock and retire it.

CORPORATE GOVERNANCE

Code of Ethics

On September 9, 2017 we adopted a Code of Ethics pursuant to Section 406 of the Sarbanes-Oxley Act of 2002.

Director Independence

Audit Committee and Audit Committee Financial Expert

The members of the Company’s board of Directors may not be considered independent. The Company is not a "listed company" under Securities and Exchange Commission (“SEC”) rules and is therefore not required to have an audit committee comprised of independent directors. The Company does not currently have an audit committee, however, for certain purposes of the rules and regulations of the SEC and in accordance with the Sarbanes-Oxley Act of 2002, the Company’s  Board of Directors is deemed to be its  audit committee and as such functions as an audit committee and performs some of the same functions as an audit committee including: (1) selection and oversight of our independent accountant; (2) establishing procedures for the receipt, retention and treatment of complaints regarding accounting, internal controls and auditing matters; and (3) engaging outside advisors. The Board of Directors has determined that its member is able to read and understand fundamental financial statements and has substantial business experience that results in that member's financial sophistication. Accordingly, the Board of Directors believes that its member has the sufficient knowledge and experience necessary to fulfill the duties and obligations that an audit committee would have.

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Nominating and Compensation Committees

The Company does not have standing nominating or compensation committees, or committees performing similar functions. The board of directors believes that it is not necessary to have a compensation committee at this time because the functions of such committee are adequately performed by the board of directors. The board of directors also is of the view that it is appropriate for the Company not to have a standing nominating committee because the board of directors has performed and will perform adequately the functions of a nominating committee. The Company is not a "listed company" under SEC rules and is therefore not required to have a compensation committee or a nominating committee.

Shareholder Communications

There has not been any defined policy or procedure requirements for stockholders to submit recommendations or nomination for directors. There are no specific, minimum qualifications that the board of directors believes must be met by a candidate recommended by the board of directors. Currently, the entire board of directors decides on nominees, on the recommendation of any member of the board of directors followed by the board’s review of the candidates’ resumes and interview of candidates. Based on the information gathered, the board of directors then makes a decision on whether to recommend the candidates as nominees for director. The Company does not pay any fee to any third party or parties to identify or evaluate or assist in identifying or evaluating potential nominee.

Because the Chief Executive Officer of the Company is also the Chairman of the Board of Directors of the Company, the Board of Directors has determined not to adopt a formal methodology for communications from shareholders on the belief that any communication would be brought to the Board of Directors’ attention by virtue of the co-extensive capacities of the Chairman of the Board of Directors.

SUMMARY COMPENSATION TABLES

Name and Principal Position	Fiscal Year	Salary ($)		Bonus ($)	Stock Awards ($)	Restricted Stock Awards ($)(a)(b)	Option Awards ($)	Non Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
David Koos Chairman,President, Acting CFO and CEO	2016	$0	*	0	50	0	0	0	0	0	$50
David Koos Chairman and CEO	2017	0	*	0	50	0	0	0	0	0	$50
Todd S. Caven CFO	2017	$0		0	50	0	0	0	0	0	$50
Harry Lander President and Chief Scientific Officer	2017	$0		0	50	0	0	0	0	0	$50

* Does not include salary expense recognized of $72,000 for the fiscal years ended 2017 and 2016. David Koos is paid $10,000 a month in salary by ENTB. During the fiscal years ended 2017 and 2016 60% of David Koos professional time at ENTB was spent working to the benefit of the Company. As such, 60% of Mr. Koos’ salary from ENTB was recognized by the Company as expense and is categorized as a capital contribution from ENTB to the Company.

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Employment Agreements

David R. Koos

David Koos is not party to an employment agreement with the Company

Todd S. Caven

On August 21st 2017 Todd S. Caven and the Company entered into a written employment agreement (“Caven Agreement”). Pursuant to the Caven Agreement, Caven shall be granted the title of Chief Financial Officer of the Company subject to the authority of the Company's Chief Executive Officer . The Term of the Caven Agreement shall commence on August 15, 2017 and shall expire on August 14, 2019 (“Employment Period”). The Employment Period may be extended by the mutual consent of the parties.

During the Employment Period, Company shall pay Caven salary at the rate of:

(i)	During that period commencing August 15, 2017 and ending on the sooner of (a) the expiration of the Employment Period or (b) the last day of any month during the Employment period in which the Company shall have sold equity or debt securities generating net cash proceeds to the Company of Two Million Dollars ($2,000,000) or more (“Capital Raise”) Caven shall receive from the Company 10,000 shares of the Company's Series M Preferred stock per month as compensation for Caven’s services pursuant to this Agreement.
(ii)	Caven shall receive a 5% expense allowance on all funds raised for the Company by Caven. This expense allowance shall be paid in cash and represents the inclusion of all expenses related to raising funds for the company by the Caven.
(iii)	During the period commencing the first day subsequent to the end of that month in which the successful completion by the Company of the Capital Raise shall have occurred and ending upon the expiration of the Employment Period, Company shall pay Caven salary at the rate of $16,667 per month prorated for any partial employment month ("Salary"). Salary shall be paid on a monthly basis (“Payday”). In the event that Payday falls on a Saturday, Sunday or holiday, Salary shall be paid on the next business day. Salary may be paid, at the Company’s sole discretion, either in:

(a)	cash, or
(b)	10,000 shares of the Company’s Series M Preferred stock (“Stock Payment”)
(c)	Registered shares of the Company's common stock (number of shares to be issued to the Caven = salary / previous day's closing price prior to submitting issuance documents to the transfer agent).

Harry Lander

On August 5th 2017 Harry Lander and the Company entered into a written employment agreement (“Lander Agreement”). Pursuant to the Lander Agreement, Lander shall be granted the title of President and Chief Scientific Officer of the Company subject to the authority of the Company's Chief Executive Officer . The Term of the Lander Agreement shall commence on August 15, 2017 and shall expire on August 14, 2019 (“Employment Period”). The Employment Period may be extended by the mutual consent of the parties.

During the Employment Period, Company shall pay Lander salary at the rate of:

(i)	During that period commencing August 15, 2017 and ending on the sooner of (a) the expiration of the Employment Period or (b) the last day of any month during the Employment period in which the Company shall have sold equity or debt securities generating net cash proceeds to the Company of Two Million Dollars ($2,000,000) or more (“Capital Raise”) Lander shall receive from the Company 10,000 shares of the Company's Series M Preferred stock per month as compensation for Lander’s services pursuant to this Agreement.
(ii)	During the period commencing the first day subsequent to the end of that month in which the successful completion by the Company of the Capital Raise shall have occurred and ending upon the expiration of the Employment Period, Company shall pay Lander salary at the rate of $16,667 per month prorated for any partial employment month ("Salary"). Salary shall be paid on a monthly basis (“Payday”). In the event that Payday falls on a Saturday, Sunday or holiday, Salary shall be paid on the next business day. Salary may be paid, at the Company’s sole discretion, either in:

(a)	cash, or
(b)	10,000 shares of the Company’s Series M Preferred stock (“Stock Payment”)
(c)	Registered shares of the Company's common stock (number of shares to be issued to the Lander = salary / previous day's closing price prior to submitting issuance documents to the transfer agent).

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information known to the Company with respect to the beneficial ownership of each class of the Company’s capital stock as of Deptember 15, 2017 for (1) each person known by the Company to beneficially own more than 5% of each class of the Company’s voting securities, (2) each executive officer, (3) each of the Company’s directors and (4) all of the Company’s executive officers and directors as a group.

Based on 4,508,001 Common Shares Outstanding as of September 15, 2017

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage
Common	Entest Biomedical,Inc. 4700 Spring Street, Suite 304, La Mesa, California 91942 *	3,000,001	83.14%
Common	Brian Devine PO Box 1305 Rancho Santa Fe, California, 92067**	1,500,000	33.27%
	All Officers and Directors as a Group	0	0%

* David R. Koos, the Chairman and Chief Executive Officer of Zander, is the sole officer and director of Entest Biomedical Inc.and has voting and dispositive control over common shares of Zander held by Entest Biomedical Inc.

** Incudes 1,000,000 shares held by the Devine Family Trust, 300,000 shares held by the Brooke Devine Irrevocable Trust, and 200,000 shares held by the Brian Devine Jr. Irrevocable Trust for all of whom Brian Devine acts as Trustee.

Based on 9,000,000 Series M Preferred Shares Outstanding as of Deember 15, 2017

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage
Series M Preferred	David R. Koos c/o Entest Biomedical, Inc 4700 Spring Street, Suite 304, La Mesa, California 91942*	500,000	5.5%
Series M Preferred	Entest Biomedical, Inc. 4700 Spring Street, Suite 304, La Mesa, California 91942 *	5,000,000	55.5%
Series M Preferred	Todd Caven c/o Zander Therapeutics, Inc 4700 Spring Street, Suite 304, La Mesa, California 91942	500,000	5.5%
Series M Preferred	Harry Lander c/o Zander Therapeutics, Inc 4700 Spring Street, Suite 304, La Mesa, California 91942	500,000	5.5%
Series M Preferred	Thomas Ichim 9255 Town Center Drive San Diego CA 92121	500,000	5.5%
Series M Preferred	Linda Black 521 Garfield Ave Winter Park, FL 32789	500,000	5.5%
Series M Preferred	Jonathan Baell 53 Glenard Drive, Eaglemont, VICTORIA 3084 Australia	500,000	5.5%
Series M Preferred	Thomas Donnelly 44 Rue Bourgelat 94700 Maisons-Alfort, France	500,000	5.5%
Series M Preferred	Robin Gasser 48 Swan Street, Werribee, Victoria Australia	500,000	5.5%
Series M Preferred	All Officers and Directors as a Group	1,500,000	16.5%

* David R. Koos, the Chairman and Chief Executive Officer of Zander, is the sole officer and director of Entest Biomedical Inc. and has voting and dispositive control over Series M Preferred shares of Zander held by Entest Biomedical Inc.

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Based on 200 Series AA Preferred Shares Outstanding as of December 15, 2017

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner	Percent of Class
Series AA Preferred Shares	David R. Koos C/o Zander Therapeutics, Inc 4700 SPRING STREET, SUITE 203, LA MESA, CALIFORNIA, 91942	200	100%
Series AA Preferred Shares	All Officers and Directors As a Group	200	100%

AVAILABLE INFORMATION

We have filed a registration statement on Form S-1 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as a part of that registration statement and does not contain all of the information contained in the registration statement and exhibits. We refer you to our registration statement and each exhibit attached to it for a more complete description of matters involving us, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials. You may inspect the registration statement and exhibits and schedules filed with the Securities and Exchange Commission at the Commission’s principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 100 F Street NE, Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. In addition, we will file electronic versions of our annual and quarterly reports on the Commission’s Electronic Data Gathering Analysis and Retrieval, or EDGAR System. Our registration statement and the referenced exhibits can also be found on this site as well as our quarterly and annual reports. We will not send the annual report to our shareholders unless requested by the individual shareholders.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES.

Under applicable provisions of the Nevada Revised Statutes, we can indemnify our directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Our Bylaws indemnify members of the board of directors, our officers, employees, and agents and persons who formerly held such positions, and the legal representatives of any of them, to the fullest extent legally permissible under the general corporation law of the state of Nevada against any or all expense, liability and loss reasonably incurred in defending a civil or criminal action, suit or proceeding to which any such person shall have become subject by reason of his having held such a position or having allegedly taken or omitted to take any action in connection with such position.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

3,000,000 Shares of

Common Stock

ZANDER THERAPEUTICS, INC.

PROSPECTUS

______2018

No dealer, salesperson or other person has been authorized to give any information or to make any representations other than those contained in this prospectus in connection with the offering made by this prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized by our Company or the Distributing Security Holder.  This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than those specifically offered hereby or an offer to sell or a solicitation of an offer to buy any of these securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation.  Except where otherwise indicated, this prospectus speaks as of the effective date of the registration statement.  Neither the delivery of this prospectus nor any sale hereunder shall under any circumstances create any implication that there has been no change in the affairs of our Company since the date hereof.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Other Expenses of Issuance and Distribution

The estimated expenses of this offering in connection with the issuance and distribution of the securities being registered, all of which are to be paid by the Registrant, are as follows:

Securities and Exchange Commission Filing Fee	$0.35
Accountant’s Fees	$9,023
Total	$9,023.35

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 78.138 of the Nevada Revised Statutes(“NRS”), provides that a director or officer will not be individually liable unless it is proven that (i) the director’s or officer’s acts or omissions constituted a breach of his or her fiduciary duties, and (ii) such breach involved intentional misconduct, fraud or a knowing violation of the law.

Section 78.7502 of NRS permits a company to indemnify its directors and officers against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with a threatened, pending or completed action, suit or proceeding if the officer or director (i) is not liable pursuant to NRS 78.138 or (ii) acted in good faith and in a manner the officer or director reasonably believed to be in or not opposed to the best interests of the corporation and, if a criminal action or proceeding, had no reasonable cause to believe the conduct of the officer or director was unlawful.

Section 78.751 of NRS permits a Nevada company to indemnify its officers and directors against expenses incurred by them in defending a civil or criminal action, suit or proceeding as they are incurred and in advance of final disposition thereof, upon receipt of an undertaking by or on behalf of the officer or director to repay the amount if it is ultimately determined by a court of competent jurisdiction that such officer or director is not entitled to be indemnified by the company. Section 78.751 of NRS further permits the company to grant its directors and officers additional rights of indemnification under its articles of incorporation or bylaws or otherwise.

Section 78.752 of NRS provides that a Nevada company may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the company, or is or was serving at the request of the company as a director, officer, employee or agent of another company, partnership, joint venture, trust or other enterprise, for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the company has the authority to indemnify him against such liability and expenses.

Our Bylaws indemnify members of the board of directors, our officers, employees, and agents and persons who formerly held such positions, and the legal representatives of any of them, to the fullest extent legally permissible under the general corporation law of the state of Nevada against any or all expense, liability and loss reasonably incurred in defending a civil or criminal action, suit or proceeding to which any such person shall have become subject by reason of his having held such a position or having allegedly taken or omitted to take any action in connection with such position.

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RECENT SALES OF UNREGISTERED SECURITIES

Common Shares

On March 1, 2017 the Company issued 3,000,000 of its common shares (“Shares”) to Entest Biomedical, Inc. Consideration rendered to the Company by Entest Biomedical, Inc. consisted of payment by Entest Biomedical, Inc. on behalf of the Company of a license initiation fee of $100,000 owed by the Company to Regen and incorporation costs of $1,115 borne by Entest Biomedical, Inc. on behalf of the Company .

The Shares were issued pursuant to Section 4(a) (2) of the Securities Act of 1933, as amended (the “Act”). No underwriters were retained to serve as placement agents for the sale. The shares were sold directly through our management. No commission or other consideration was paid in connection with the sale of the shares. There was no advertisement or general solicitation made in connection with this Offer and Sale of Shares. A legend was placed on the certificate that evidences the Shares stating that the Shares have not been registered under the Act and setting forth or referring to the restrictions on transferability and sale of the Shares.

On April 10, 2017 the Company issued 8,000 of its common shares (“Shares”) for consideration consisting of $20,000.

The Shares were issued pursuant to Section 4(a) (2) of the Securities Act of 1933, as amended (the “Act”). No underwriters were retained to serve as placement agents for the sale. The shares were sold directly through our management. No commission or other consideration was paid in connection with the sale of the shares. There was no advertisement or general solicitation made in connection with this Offer and Sale of Shares. A legend was placed on the certificate that evidences the Shares stating that the Shares have not been registered under the Act and setting forth or referring to the restrictions on transferability and sale of the Shares.

On July 10, 2017 the Company issued 100,000 common shares (“Shares”) to the Chairman of the Company’s Business Advisory Board for consideration of $100,000.

The Shares were issued pursuant to Section 4(a) (2) of the Securities Act of 1933, as amended (the “Act”). No underwriters were retained to serve as placement agents for the sale. The shares were sold directly through our management. No commission or other consideration was paid in connection with the sale of the shares. There was no advertisement or general solicitation made in connection with this Offer and Sale of Shares. A legend was placed on the certificate that evidences the Shares stating that the Shares have not been registered under the Act and setting forth or referring to the restrictions on transferability and sale of the Shares.

On July 10, 2017 the Company issued 500,000 common shares (“Shares”) to the Chairman of the Company’s Business Advisory Board as consideration for services.

The Shares were issued pursuant to Section 4(a) (2) of the Securities Act of 1933, as amended (the “Act”). No underwriters were retained to serve as placement agents for the sale. The shares were sold directly through our management. No commission or other consideration was paid in connection with the sale of the shares. There was no advertisement or general solicitation made in connection with this Offer and Sale of Shares. A legend was placed on the certificate that evidences the Shares stating that the Shares have not been registered under the Act and setting forth or referring to the restrictions on transferability and sale of the Shares.

On October 30, Zander issued 900,000 of its common shares (“Shares”) for consideration of $900,000.

The Shares were issued pursuant to Section 4(a) (2) of the Securities Act of 1933, as amended (the “Act”). No underwriters were retained to serve as placement agents for the sale. The shares were sold directly through our management. No commission or other consideration was paid in connection with the sale of the shares. There was no advertisement or general solicitation made in connection with this Offer and Sale of Shares. A legend was placed on the certificate that evidences the Shares stating that the Shares have not been registered under the Act and setting forth or referring to the restrictions on transferability and sale of the Shares.

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Series M Preferred Stock

On June 15, 2017 Zander issued 5,000,000 of its Series M Preferred Shares (“Shares”) to Entest Biomedical, Inc. as consideration for services

The Shares were issued pursuant to Section 4(a) (2) of the Securities Act of 1933, as amended (the “Act”). No underwriters were retained to serve as placement agents for the sale. The shares were sold directly through our management. No commission or other consideration was paid in connection with the sale of the shares. There was no advertisement or general solicitation made in connection with this Offer and Sale of Shares. A legend was placed on the certificate that evidences the Shares stating that the Shares have not been registered under the Act and setting forth or referring to the restrictions on transferability and sale of the Shares.

On June 15, 2017 Zander issued 500,000 of its Series M Preferred Shares (“Shares”) to David Koos as consideration for services

The Shares were issued pursuant to Section 4(a) (2) of the Securities Act of 1933, as amended (the “Act”). No underwriters were retained to serve as placement agents for the sale. The shares were sold directly through our management. No commission or other consideration was paid in connection with the sale of the shares. There was no advertisement or general solicitation made in connection with this Offer and Sale of Shares. A legend was placed on the certificate that evidences the Shares stating that the Shares have not been registered under the Act and setting forth or referring to the restrictions on transferability and sale of the Shares.

On June 15, 2017 Zander issued 500,000 of its Series M Preferred Shares (“Shares”) to Harry Lander as consideration for services

The Shares were issued pursuant to Section 4(a) (2) of the Securities Act of 1933, as amended (the “Act”). No underwriters were retained to serve as placement agents for the sale. The shares were sold directly through our management. No commission or other consideration was paid in connection with the sale of the shares. There was no advertisement or general solicitation made in connection with this Offer and Sale of Shares. A legend was placed on the certificate that evidences the Shares stating that the Shares have not been registered under the Act and setting forth or referring to the restrictions on transferability and sale of the Shares.

On June 15, 2017 Zander issued 500,000 of its Series M Preferred Shares (“Shares”) to Todd Caven as consideration for services

The Shares were issued pursuant to Section 4(a) (2) of the Securities Act of 1933, as amended (the “Act”). No underwriters were retained to serve as placement agents for the sale. The shares were sold directly through our management. No commission or other consideration was paid in connection with the sale of the shares. There was no advertisement or general solicitation made in connection with this Offer and Sale of Shares. A legend was placed on the certificate that evidences the Shares stating that the Shares have not been registered under the Act and setting forth or referring to the restrictions on transferability and sale of the Shares.

On June 20, 2017 Zander issued 1,000,000 of its Series M Preferred Shares (“Shares”) for Services

The Shares were issued pursuant to Section 4(a) (2) of the Securities Act of 1933, as amended (the “Act”). No underwriters were retained to serve as placement agents for the sale. The shares were sold directly through our management. No commission or other consideration was paid in connection with the sale of the shares. There was no advertisement or general solicitation made in connection with this Offer and Sale of Shares. A legend was placed on the certificate that evidences the Shares stating that the Shares have not been registered under the Act and setting forth or referring to the restrictions on transferability and sale of the Shares.

On July 10, 2017 Zande issued 100,000 of its Series M Preferred Shares (“Shares”) for Services

The Shares were issued pursuant to Section 4(a) (2) of the Securities Act of 1933, as amended (the “Act”). No underwriters were retained to serve as placement agents for the sale. The shares were sold directly through our management. No commission or other consideration was paid in connection with the sale of the shares. There was no advertisement or general solicitation made in connection with this Offer and Sale of Shares. A legend was placed on the certificate that evidences the Shares stating that the Shares have not been registered under the Act and setting forth or referring to the restrictions on transferability and sale of the Shares.

On August 21, 2017 Zander issued 1,400,000 of its Series M Preferred Shares (“Shares”) for Services

The Shares were issued pursuant to Section 4(a) (2) of the Securities Act of 1933, as amended (the “Act”). No underwriters were retained to serve as placement agents for the sale. The shares were sold directly through our management. No commission or other consideration was paid in connection with the sale of the shares. There was no advertisement or general solicitation made in connection with this Offer and Sale of Shares. A legend was placed on the certificate that evidences the Shares stating that the Shares have not been registered under the Act and setting forth or referring to the restrictions on transferability and sale of the Shares.

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Series AA Preferred Stock

On September 15, 2017 Zander issued 200 of its Series AA Preferred Shares (“Shares”) for Services

The Shares were issued pursuant to Section 4(a) (2) of the Securities Act of 1933, as amended (the “Act”). No underwriters were retained to serve as placement agents for the sale. The shares were sold directly through our management. No commission or other consideration was paid in connection with the sale of the shares. There was no advertisement or general solicitation made in connection with this Offer and Sale of Shares. A legend was placed on the certificate that evidences the Shares stating that the Shares have not been registered under the Act and setting forth or referring to the restrictions on transferability and sale of the Shares.

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EXHIBITS

Index No:	Description
3(i)	Articles of Incorporation*
3(i)(2)	Amendment to Articles of Incorporation*
3(i)(3)	Certificate of Designations Series M Stock*
3(i)(4)	Certificate of Designations Series AA Stock*
3(i)(5)	ByLaws*
5.1	Opinion Regarding Legality
10.1	June 2015 Agreement with Regen Biopharma ( Regen Agreement)*
10.2	First Amendment to Regen Agreement*
10.3	Second Amendment to Regen Agreement*
10.4	Line of Credit Promissory Note to Entest Biomedical, Inc*
10.5	Securities Purchase Agreement - Entest Biomedical, Inc.*
10.6	Securities Purchase Agreement Dated 4/10/2017*
10.7	Securities Purchase Agreement Dated 6/20/2017*
10.8	Consulting Agreement with Brian Devine*
10.9	Consulting Agreement with Linda Black*
10.10	Consulting Agreement with Jonathan Baell*
10.11	Consulting Agreement with Thomas Donnelly*
10.12	Consulting Agreement with Robin Gasser*
14.1	Code of Ethics*
23.1	Consent of William Aul (Exhibit 5.1)
23.2	Consent of AMC Auditing
10.13	Employment Agreement Harry Lander*
10.14	Employment Agreement Todd Caven*
99.1	Opinion Regarding Tax Matters
23.3	Consent of Herman Pettegrove (Exhibit 99.1)
10.15	December 2017 Amendment to Regen Agreement
10.16	Stock Purchase Agreement 900,000 shares common

* Previously Filed

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UNDERTAKINGS

The Registrant hereby undertakes the following:

(a)(1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i) include any Prospectus required by Section 10(a)(3) of the Securities Act;

(ii) reflect in the Prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement, but notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) include any additional or changed material information of the plan of distribution.

For (2) determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

File a (3) post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 24 above, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification relative to alleged Securities Act violations (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person, the Registrant will submit to a court of appropriate jurisdiction the question of whether such indemnification is against public policy and will be governed by the final adjudication of such issue.

(c) That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

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Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of La Mesa, State of California, on January 15, 2018.

ZANDER THERAPEUTICS,INC..

By:	/s/ David R. Koos
David R. Koos,
Chief Executive Officer, Principal Executive Officer

By:	/s/ Todd S. Caven
Todd S. Caven
Principal Accounting Officer

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT ON FORM S-1 HAS BEEN SIGNED BY OR ON BEHALF OF THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED:

Signature	Title	Date

/s/ David R. Koos	Principal Executive Officer	January 15, 2018
David R. Koos

/s/ Todd S. Caven	Principal Accounting Officer	January 15, 2018
Todd S. Caven

/s/ David R. Koos	Director	January 15, 2018
David R. Koos

/s/ Todd S. Caven	Principal Financial Officer	January 15, 2018
Todd S. Caven

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